As filed with the Securities and Exchange Commission on February 28, 2013

File No. 811-21622

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM N-1A

REGISTRATION STATEMENT

UNDER

THE INVESTMENT COMPANY ACT OF 1940    ☒

Amendment No. 10    ☒

(Check appropriate box or boxes)

THRIVENT CASH MANAGEMENT TRUST

(Exact Name of Registrant as Specified in Charter)

625 Fourth Avenue South, Minneapolis, Minnesota 55415

(Address of Principal Executive Offices) (Zip Code)

(612) 844 - 5168

(Registrant’s Telephone Number, Including Area Code)

Rebecca A. Paulzine

625 Fourth Avenue South

Minneapolis, Minnesota 55415

(Name and Address of Agent for Service)

EXPLANATORY NOTE

This Registration Statement on Form N-1A is being filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended (the “1940 Act”). However, beneficial interests in the Registrant are not registered under the Securities Act of 1933 (the “1933 Act”) because such interests are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. Investments in the Registrant may only be made by domestic investment companies, institutional client separate accounts, 401(k) plan assets, common or commingled trust funds or collective investment trusts or similar organizations or entities that are “accredited investors” within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, within the meaning of the 1933 Act, any beneficial interests in the Registrant.

PART A

THRIVENT CASH MANAGEMENT TRUST (the “Trust”)

February 28, 2013

ITEM 1.	FRONT AND BACK COVER PAGES

Not Applicable.

ITEM 2.	RISK/RETURN SUMMARY: FEE TABLE

Not Applicable.

ITEM 3.	RISK/RETURN SUMMARY: FEE TABLE

Not Applicable.

ITEM 4.	RISK/RETURN SUMMARY: INVESTMENTS, RISKS AND PERFORMANCE

Not Applicable.

ITEM 5.	MANAGEMENT

Thrivent Financial for Lutherans (“Thrivent Financial” or the “Adviser”) serves as the investment adviser for the Trust’s portfolio (the “Portfolio”).

ITEM 6.	PURCHASE AND SALE OF TRUST SHARES

Shares of the Trust are not registered under the 1933 Act and, therefore, are not sold to the public. There are no minimum initial or subsequent investment requirements to invest in the Trust. Trust shares are redeemable on days that the New York Stock Exchange is open for business at the net asset value per share of the Portfolio next determined after the redemption request is communicated to the Trust and determined to be in good order.

ITEM 7.	TAX INFORMATION

The Portfolio intends to make distributions that may be taxed as ordinary income or capital gains.

ITEM 8.	FINANCIAL INTERMEDIARY COMPENSATION

Not applicable.

ITEM 9.	INVESTMENT OBJECTIVES, PRINCIPAL INVESTMENT STRATEGIES, RELATED RISKS AND DISCLOSURE OF PORTFOLIO HOLDINGS

Thrivent Financial has established a securities lending program. Each participant in the securities lending program as a lender (“Lender”) enters into a securities lending authorization agreement with Thrivent Financial. Under such agreement, Thrivent Financial is authorized to invest the cash collateral securing loans of securities of each Lender in a variety of investments. The Trust was established primarily for the investment and reinvestment of cash collateral on behalf of Lenders participating in Thrivent Financial’s securities lending program. The Trust also manages assets that are not part of the securities lending program. The Portfolio may include cash assets of any of the series of Thrivent Mutual Funds or Thrivent Series Fund, Inc.

The investment objective, principal strategies and risks of the Portfolio are described below. The investment objective of the Portfolio may be changed at any time by the Board of Trustees of the Trust upon at least 30 days’ prior written notice to shareholders of the Portfolio. See the Statement of Additional Information (the “SAI”) for a description of the Portfolio’s investment restrictions.

OBJECTIVE AND STRATEGIES

The Portfolio seeks to:

•	maximize current income to the extent consistent with the preservation of capital and liquidity; and

•

maintain a stable $1.00 per share net asset value by (1) investing in dollar-denominated securities with remaining maturity of 397 calendar days or less; (2) maintaining a dollar-weighted average portfolio maturity of 60 calendar days or less; or (3) maintaining a dollar-weighted average portfolio maturity of 120 calendar days or less.

The Portfolio principally invests in the following high-quality, U.S. dollar-denominated instruments:

•	U.S. Government Securities;

•

Instruments of U.S. and foreign banks, including certificates of deposit, bankers’ acceptances and time deposits (including Eurodollar certificates of deposit, Eurodollar time deposits and Yankee certificates of deposit);

•	Corporate debt obligations, including commercial paper of U.S. and foreign companies;

•	Variable amount master demand notes;

•	Debt obligations of foreign governments and foreign government subdivisions and their agencies and instrumentalities and organizations;

•	Repurchase agreements;

•	Mortgage-backed securities;

•	Asset-backed securities;

•	Floating-rate notes, medium term notes and master term notes; and

•	Other Investment Companies that meet the requirements for money market funds under Rule 2a-7 of the 1940 Act.

All investments will qualify as “eligible securities” within the meaning of Rule 2a-7. The Portfolio seeks to maintain a stable net asset value per share of $1.00 by valuing its portfolio using the amortized cost method and will comply with the requirements of Rule 2a-7.

DESCRIPTION OF PRINCIPAL SECURITY TYPES

Below is information about the Portfolio’s principal investment techniques. The Portfolio may also use strategies and invest in securities as described in the SAI.

U.S. GOVERNMENT SECURITIES. U.S. Government Securities include obligations issued or guaranteed by the U.S. Treasury or by an agency or instrumentality of the U.S. Government. U.S. Government Securities may be backed by the full faith and credit of the U.S. Treasury, the right to borrow from the U.S. Treasury or the agency or instrumentality issuing or guaranteeing the security.

MUNICIPAL BONDS. The Portfolio may invest in municipal bonds. States, local governments, and municipalities issue municipal bonds to raise money for certain purposes. Municipal bonds include general obligation bonds, revenue bonds, and participation interests in municipal leases. Municipal bonds issued to finance activities with a broad public purpose are generally exempt from federal income tax. Taxable municipal bonds are often used to finance private development projects but can be issued whenever the municipality exhausts its allowed limits of tax-exempt bonds. As such, the interest paid to holders of such bonds is taxable as ordinary income.

REPURCHASE AGREEMENTS. In a repurchase agreement, the Portfolio purchases securities from a financial institution that agrees to repurchase the securities from the Portfolio within a specified time at the Portfolio’s cost plus interest.

STRIPPED SECURITIES. Stripped securities are U.S. Treasury bonds and notes, the unmatured interest coupons of which have been separated from the underlying obligation. Stripped securities are zero coupon obligations that are normally issued at a discount from their face value. The Portfolio may invest no more than 25% of its assets in stripped securities that have been stripped by their holder, which is typically a custodian bank or investment brokerage firm.

VARIABLE AND FLOATING RATE INSTRUMENTS. A floating rate security provides for the automatic adjustment of its interest rate whenever a specified interest rate changes. A variable rate security provides for the automatic establishment of a new interest rate on set dates. Interest rates on variable and floating rate instruments are ordinarily tied to a widely recognized interest rate, such as the yield on 90-day U.S. Treasury bills or the prime rate of a specified bank. These rates may change as often as twice daily. Generally, changes in interest rates will have a smaller effect on the market value of variable and floating rate securities than on the market value of comparable fixed-income obligations. Thus, investing in variable and floating rate securities generally affords less opportunity for capital appreciation and depreciation than investing in comparable fixed income securities.

COMMERCIAL PAPER. The Portfolio may invest in commercial paper. Commercial paper is a short-term debt obligation, with a maturity ranging generally from 2 to 270 days, issued by banks, corporations and other borrowers. These instruments are generally unsecured, which increases the credit risk associated with this type of investment.

WHEN-ISSUED TRANSACTIONS. The Portfolio may invest in securities prior to their date of issuance. These securities may fall in value from the time they are purchased to the time they are actually issued, which may be any time from a few days to over a year. The Portfolio will not invest more than 25% of its net assets in when-issued securities.

FORWARD COMMITMENTS. The Portfolio may contract to purchase securities for a fixed price at a future date beyond the customary settlement time, provided that the forward commitment is consistent with the Portfolio’s ability to manage its investment portfolio, maintain a stable net asset value and honor redemption requests. When effecting such transactions, cash or liquid high-quality debt obligations held by the Portfolio of a dollar amount sufficient to make payment for the Portfolio securities to be purchased will be segregated on the Portfolio’s records at the trade date and will be maintained until the transaction is settled. The failure of the other party to the transaction to complete the transaction may cause the Portfolio to miss an advantageous price or yield. The Portfolio bears the risk of price fluctuations during the period between the trade and settlement dates.

BANK INSTRUMENTS. The Portfolio may invest in bank instruments as part of its investment objective. These instruments include, but are not limited to, certificates of deposit, bankers’ acceptances and time deposits.

VARIABLE AMOUNT MASTER DEMAND NOTES. The Portfolio may invest in variable amount master demand notes, which are unsecured obligations that are redeemable upon demand and are typically unrated. These instruments are issued pursuant to written agreements between their issuers and holders. The agreements permit the holders to increase (subject to an agreed maximum) and the holders and issuers to decrease the principal amount of the notes, and specify that the rate of interest payable on the principal fluctuates according to an agreed upon formula.

ZERO COUPON SECURITIES. These securities are notes, bonds and debentures that (i) do not pay current interest and are issued at a substantial discount from par value, (ii) have been stripped of their unmatured interest coupons and receipts, or (iii) pay no interest until a stated date one or more years into the future. These securities also include certificates representing interests in such stripped coupons and receipts.

Because a zero coupon security pays no interest to its holder during its life or for a substantial period of time, it usually trades at a deep discount from its face or par value and will be subject to greater fluctuations in market value in response to changing interest rates than debt obligations of comparable maturity that make regular distributions of interest.

EURODOLLAR CERTIFICATES OF DEPOSIT (“ECDs”), EURODOLLAR TIME DEPOSITS (“ETDs”) AND YANKEE CERTIFICATES OF DEPOSIT (“YCDs”). ECDs and ETDs are U.S. dollar-denominated certificates of deposit issued by foreign branches of domestic banks and foreign banks. YCDs are U.S. dollar-denominated certificates of deposit issued by U.S. branches of foreign banks.

Different risks than those associated with the obligations of domestic banks may exist for ECDs, ETDs and YCDs because the banks issuing these instruments, or their domestic or foreign branches, are not necessarily subject to the same regulatory requirements that apply to domestic banks, such as loan limitations, examinations and reserve, accounting, auditing, recordkeeping and public reporting requirements. Obligations of foreign issuers also involve risks such as future unfavorable political and economic developments, withholding tax, seizures of foreign deposits, currency controls, interest limitations, and other governmental restrictions that might affect repayment of principal or payment of interest, or the ability to honor a credit commitment.

RISK FACTORS

The Portfolio is subject to the following principal risks:

•	The rate of income will vary from day to day, depending on short-term interest rates.

•	In general, bond prices fall when interest rates rise.

•	An investment in the Portfolio is not a deposit of Thrivent Financial or any other bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

•

Although the Portfolio seeks to preserve a stable net asset value of $1.00 per share, it is possible that an investor may lose money by investing in the Portfolio. For example, a major change in interest rates or a default on a security or a repurchase agreement could cause the value of an investment in the Portfolio to decline.

•

The Portfolio may invest more than 25% of its assets in bank instruments. Such concentration in the banking industry may involve additional risks. Banks are subject to extensive government regulation. They largely depend on the availability and cost of capital funds for their profitability, which can change significantly when interest rates change.

•

The Portfolio may invest up to 50% of its assets in U.S. dollar-denominated instruments issued by foreign branches of foreign banks. Extensive public information about a foreign issuer may not be available and unfavorable political, economic, or governmental developments could affect the value of a foreign security.

•

The Portfolio may invest up to 25% of its total assets in zero coupon securities called STRIPS, which are separately traded interest and principal components of U.S. Treasury securities. The interest-only component is extremely sensitive to the rate of principal payment on the underlying obligation. The market value of the principal-only component generally fluctuates in response to changes in interest rates.

•

The Portfolio may invest in securities issued and/or backed or enhanced by companies in the financial services industry, such as banks, insurance companies and other companies principally engaged in financial services activities. The financial services industry is particularly vulnerable to certain factors, such as the availability and cost of borrowing and raising additional capital, changes in interest rates, the rate of corporate and consumer debt defaults, and price competition. Financial services companies are subject to increasingly extensive government regulation, which can limit the types and amounts of loans and other commitments they make and the interest rates and fees they charge. Their profitability can, as a result, be significantly impacted. In addition, changes in the credit quality of a financial services company or such company’s failure to fulfill its obligations could cause the Portfolio’s investments in securities backed by guarantees, letters of credit, insurance or other credit or liquidity enhancements issued or provided by such company to decline in value. Credit and liquidity enhancements are designed to help assure timely payment of a security and do not protect the Portfolio or its shareholders from losses caused by declines in a security’s market value due to changes in market conditions. In addition, having multiple portfolio securities’ credit or liquidity enhanced by the same financial services company increases the potential adverse effects on the Portfolio that can result from a downgrading of, or a default by, such financial services company.

•

The Portfolio may need to sell portfolio securities to meet redemption requests. The Portfolio could experience a loss when selling portfolio securities to meet redemption requests if there is (i) significant redemption activity by shareholders, including, for example, when a single investor or few large investors make a significant redemption of Portfolio shares, (ii) a disruption in the normal operation of the markets in which the Portfolio buys and sells portfolio securities or (iii) the inability of the Portfolio to sell portfolio securities because such securities are illiquid. In such events, the Portfolio could be forced to sell portfolio securities at unfavorable prices in an effort to generate sufficient cash to pay redeeming shareholders. The Portfolio may suspend redemptions or the payment of redemption proceeds when permitted by applicable regulations.

The shares of the Trust have not been registered under the 1933 Act, and, because they will be offered only to a limited number of qualified investors, it is anticipated that they will be exempt from those registration provisions. Shares of the Trust may not be transferred or resold without registration under the 1933 Act or pursuant to an exemption from such registration. However, shares of the Trust may be redeemed in accordance with the terms of the Trust’s Declaration of Trust and the offering materials provided to shareholders.

DISCLOSURE OF PORTFOLIO HOLDINGS

A description of the Portfolio’s policies and procedures with respect to the disclosure of its portfolio securities is available in the SAI for the Trust.

ITEM 10.	MANAGEMENT, ORGANIZATION, AND CAPITAL STRUCTURE

THE ADVISER

Thrivent Financial is located at 625 Fourth Avenue South, Minneapolis, Minnesota 55415 and is the investment adviser to the Portfolio. As of December 31, 2012, the Adviser and its affiliates managed approximately $82 billion in assets.

For its advisory services to the Portfolio, the Adviser is entitled to receive a fee from the Portfolio on an annual basis equal to 0.045% of the Portfolio’s average daily net assets. The Portfolio’s semiannual report to shareholders discusses the basis for the Board of Trustees’ approval of the investment adviser agreement between the Trust and the Adviser during the six-month period covered by the report.

CAPITAL STOCK

Shares of the Trust are not registered under the 1933 Act or the securities law of any state and are sold in reliance upon an exemption from the registration requirements of those laws. Shares may not be transferred or resold without registration under the 1933 Act, except pursuant to an exemption from registration. However, shares may be redeemed on any day that the New York Stock Exchange is open for business.

ITEM 11.	SHAREHOLDER INFORMATION

Shares of the Portfolio are available for purchase on days on which the New York Stock Exchange is open for business. The transfer agent, DST Systems, Inc. (“DST”), will process shareholder purchase orders accepted by the Portfolio. All shares are purchased at the net asset value per share of the Portfolio next determined after the purchase request is communicated to the Trust.

The Portfolio will seek to maintain a stable net asset value per share of $1.00 by valuing its investment portfolio using the amortized cost valuation method and will comply with the requirements of Rule 2a-7 under the 1940 Act.

Shares of the Portfolio may be redeemed on days on which the New York Stock Exchange is open for business at the net asset value per share of the Portfolio next determined after the redemption request is communicated to the Trust and determined to be in good order. DST, as transfer agent, will process shareholder redemptions accepted by the Portfolio.

The net asset value per share of the Portfolio is determined as of 5:00 p.m. Eastern time (or earlier if the Federal Reserve Bank closes prior to 5:00 p.m.). The net asset value of the Portfolio will be calculated on each day that the New York Stock Exchange is open for business.

Redemptions will be paid in cash unless the Adviser determines that conditions exist that make payment wholly in cash unwise or undesirable. If such a determination is made by the Adviser, the Trust may, subject to the requirements of the 1940 Act, pay redemptions entirely or partially in securities. There are no redemption charges.

POLICY REGARDING FREQUENT PURCHASES AND REDEMPTIONS

The Board of Trustees has adopted the following policy with respect to frequent purchases and redemptions of shares of the Portfolio. Because the only shareholders in the Portfolio are affiliates of the Trust and the investments are all “eligible securities” within the meaning of Rule 2a-7, the Portfolio does not restrict the frequency of purchases and redemptions.

DIVIDENDS AND DISTRIBUTIONS

Dividends on shares of the Portfolio will be declared daily and distributed monthly from net investment income. Distributions from net long-term capital gains, if any, will be made at least annually. Generally, distributions will be declared and paid in December, if required for the Portfolio to avoid imposition of a federal excise tax on distributed capital gains. The Portfolio does not expect to realize any material long-term capital gains or losses. Income dividends and capital gains distributions, if any, will be paid at the net asset value on the payment date of the dividend or distribution.

A shareholder’s right to receive dividends and distributions with respect to shares purchased commences on the effective date of the purchase of such shares and continues through the day immediately preceding the effective date of redemption of such shares.

TAX CONSEQUENCES

Dividends from net investment income and distributions of net short-term capital gains are taxable to shareholders as ordinary income under federal income tax laws. Distributions from net long-term capital gains are taxable as long-term capital gains regardless of the length of time a shareholder has held such shares. Dividends and distributions are taxable whether they are paid in cash or in additional shares.

The Portfolio may purchase bonds at market discount (i.e., bonds with a purchase price less than original issue price or adjusted issue price). If such bonds are subsequently sold at a gain, then a portion of that gain equal to the amount of market discount, which should have been accrued through the sale date, will be taxable to shareholders as ordinary income.

Under federal law, the income derived from U.S. Government Securities is exempt from state income taxes. All states that tax personal income permit mutual funds to pass this tax exemption through to their shareholders under certain circumstances. Income from repurchase agreements in which the underlying securities are U.S. Government Securities does not receive this exempt treatment.

The redemption, exchange or other disposition of shares by a shareholder that constitutes a sale for federal income tax purposes is a taxable event and may result in capital gain or loss. Any loss incurred on the redemption or exchange of the Portfolio’s shares with a tax holding period of six months or less will be treated as a long-term capital loss to the extent of any amounts treated as distributions of long-term capital gain with respect to such shares.

Shareholders will be notified after the end of each calendar year of the amount of income dividends and net capital gains distributed and the percentage of a Portfolio’s income attributable to U.S. Government Securities. The Portfolio is required to withhold 30% of all taxable dividends, distributions and (except in the case of the Portfolio if it maintains a constant net asset value per share) redemption proceeds payable to any noncorporate shareholder that does not provide the Portfolio with its correct taxpayer identification number and certification that the shareholder is not subject to backup withholding.

The foregoing discussion is only a summary of certain federal income tax issues generally affecting the Portfolio and its shareholders. Circumstances among investors may vary and each investor should discuss the tax consequences of an investment in the Portfolio with a tax adviser.

ITEM 12.	DISTRIBUTION ARRANGEMENTS

Shares of the Portfolio are being offered to Lenders in connection with Thrivent Financial’s securities lending program and to series of Thrivent Mutual Funds and Thrivent Series Fund, Inc. Shares of the Portfolio are sold on a private placement basis in accordance with Regulation D under the 1933 Act. Shares of the Trust are sold directly by the Trust without a distributor and are not subject to a sales load or redemption fee. Assets of the Trust are not subject to a Rule 12b-1 fee.

ITEM 13.	FINANCIAL HIGHLIGHTS INFORMATION

Not Applicable.

PART B

ITEM 14.	COVER PAGE AND TABLE OF CONTENTS

THRIVENT CASH MANAGEMENT TRUST

625 FOURTH AVENUE SOUTH

MINNEAPOLIS, MINNESOTA 55415

(800) 847-4836

STATEMENT OF ADDITIONAL INFORMATION

February 28, 2013

Thrivent Cash Management Trust (the “Trust”) is a registered open-end investment company organized as a Massachusetts business trust offering shares of beneficial interest in an investment portfolio (the “Portfolio”). The Trust is diversified as defined in the Investment Company Act of 1940, as amended (the “1940 Act”).

This Statement of Additional Information (the “SAI”) supplements the information contained in the Trust’s Prospectus dated February 28, 2012. The SAI is not a Prospectus and should be read in conjunction with the Trust’s Prospectus, which may be obtained by telephoning or writing the Trust at the number or address shown above.

The Trust’s financial statements for the fiscal year ended October 31, 2012, including the report of independent registered public accounting firm, are included in the Trust’s annual report, which was filed with the Securities and Exchange Commission (the “SEC”) on December 28, 2012, and are incorporated into this SAI by reference. A copy of the Annual Report is available, without charge and upon request, by calling the number shown above. A copy can also be viewed on the SEC’s website (www.sec.gov).

ITEM 15.	TRUST HISTORY

The Trust was organized as a Massachusetts business trust on August 4, 2004.

ITEM 16.	DESCRIPTION OF THE TRUST AND ITS INVESTMENTS AND RISKS

The Trust is an open-end, diversified, management investment company.

INVESTMENT POLICIES

The investment policies described below (i) reflect the current practices of the Portfolio, (ii) are not fundamental, and (iii) may be changed by the Board of Trustees of the Trust without shareholder approval. To the extent consistent with the Portfolio’s investment objective and other stated policies and restrictions, and unless otherwise indicated, the Portfolio may invest in the following instruments and may use the following investment techniques:

U.S. GOVERNMENT SECURITIES. The Portfolio may invest in U.S. government securities. U.S. government securities refer to a variety of debt securities that are issued or guaranteed by the U.S. Treasury, by various agencies of the U.S. government and by various instrumentalities that have been established or sponsored by the U.S. government. The term also refers to repurchase agreements collateralized by such securities.

U.S. Treasury securities are backed by the full faith and credit of the U.S. government. Other types of securities issued or guaranteed by Federal agencies and U.S. government-sponsored instrumentalities may or may not be backed by the full faith and credit of the U.S. government. The U.S. government, however, does not guarantee the market price of any U.S. government securities. In addition, the value of U.S. government securities may be affected by changes in the credit rating of the U.S. government.

In the case of securities not backed by the full faith and credit of the U.S. government, the investor must look principally to the agency or instrumentality issuing or guaranteeing the obligation for ultimate repayment. The investor may not be able to assert a claim against the U.S. itself in the event the agency or instrumentality does not meet its commitment.

BANK INSTRUMENTS. The Portfolio may invest in bank instruments as part of its investment objective. These instruments include, but are not limited to, certificates of deposit, bankers’ acceptances and time deposits. Certificates of deposit are generally short-term (i.e., less than one year), interest-bearing negotiable certificates issued by commercial banks or savings and loan associations against funds deposited in the issuing institution. A banker’s acceptance is a time draft drawn on a commercial bank by a borrower, usually in connection with an international commercial transaction (to finance the import, export, transfer or storage of goods). A banker’s acceptance may be obtained from a domestic or foreign bank including a U.S. branch or agency of a foreign bank. The borrower is liable for payment as well as the bank, which unconditionally guarantees to pay the draft at its face amount on the maturity date. Most acceptances have maturities of six months or less and are traded in secondary markets prior to maturity. Time deposits are non-negotiable deposits for a fixed period of time at a stated interest rate.

U.S. branches of foreign banks are offices of foreign banks and are not separately incorporated entities. They are chartered and regulated under federal or state law. U.S. federal branches of foreign banks are chartered and regulated by the Comptroller of the Currency, while state branches and agencies are chartered and regulated by authorities of the respective state or the District of Columbia. U.S. branches of foreign banks may accept deposits and thus are eligible for FDIC insurance; however, not all such branches elect FDIC insurance. U.S. branches of foreign banks can maintain credit balances, which are funds received by the office incidental to or arising out of the exercise of their banking powers and can exercise other commercial functions, such as lending activities.

Investing in foreign branches of U.S. banks and U.S. branches of foreign banks may involve risks. These risks may include future unfavorable political and economic developments, possible withholding or confiscatory taxes, seizure of foreign deposits, currency controls, interest limitations and other governmental restrictions that might affect payment of principal or interest, and possible difficulties pursuing or enforcing claims against banks located outside the U.S. Additionally, foreign issuers are not generally subject to uniform accounting, auditing and financial reporting standards or other regulatory requirements and practices comparable to U.S. issuers, and there may be less public information available about foreign banks and their branches and agencies.

REPURCHASE AGREEMENTS. The Portfolio may engage in repurchase agreement transactions in pursuit of its investment objective. A repurchase agreement consists of a purchase and a simultaneous agreement to resell an investment for later delivery at an agreed upon price and rate of interest. The Portfolio must take possession of collateral either directly or through a third-party custodian. If the original seller of a security subject to a repurchase agreement fails to repurchase the security at the agreed upon time, the Portfolio could incur a loss due to a drop in the market value of the security during the time it takes the Portfolio to either sell the security or take action to enforce the original seller’s agreement to repurchase the security. Also, if a defaulting original seller filed for bankruptcy or became insolvent, disposition of such security might be delayed by pending court action. The Portfolio may only enter into repurchase agreements with banks and other recognized financial institutions such as broker/dealers that are found by the Portfolio investment adviser, Thrivent Financial, to be creditworthy. The Portfolio may enter into repurchase agreements that are collateralized by equity securities, high-yield bonds and other non-traditional forms of collateral provided that the repurchase agreement is an eligible security under Rule 2a-7.

STRIPPED SECURITIES. The Portfolio may invest in stripped securities, which are U.S. Treasury bonds and notes, the unmatured interest coupons of which have been separated from the underlying obligation. Stripped securities are zero coupon obligations that are normally issued at a discount from their face value. The Portfolio may invest no more than 25% of its assets in stripped securities that have been stripped by their holder, which is typically a custodian bank or investment brokerage firm. A number of securities firms and banks have stripped the interest coupons and resold them in custodian receipt programs with different names such as Treasury Income Growth Receipts (“TIGRS”) and Certificates of Accrual on Treasuries (“CATS”). The Trust intends to rely on the opinions of counsel to the sellers of these certificates or other evidences of ownership of U.S. Treasury obligations that, for Federal tax and securities purposes, purchasers of such certificates most likely will be deemed the beneficial holders of the underlying U.S. Government securities. Privately-issued stripped securities such as TIGRS and CATS are not themselves guaranteed by the U.S. Government, but the future payment of principal or interest on the U.S. Treasury obligations that they represent is so guaranteed.

VARIABLE AND FLOATING RATE INSTRUMENTS. A floating rate security provides for the automatic adjustment of its interest rate whenever a specified interest rate changes. A variable rate security provides for the automatic establishment of a new interest rate on set dates. Interest rates on these securities are ordinarily tied to, and represent a percentage of, a widely recognized interest rate, such as the yield on 90-day U.S. Treasury bills or the prime rate of a specified bank. These rates may change as often as twice daily. Generally, changes in interest rates will have a smaller effect on the market value of variable and floating rate securities than on the market value of comparable fixed-income obligations. Thus, investing in variable and floating rate securities generally affords less opportunity for capital appreciation and depreciation than investing in comparable fixed-income securities. The Portfolio may purchase variable and floating rate non-U.S. Government securities that have a stated maturity in excess of 13 months only if the Portfolio has a right to demand payment of the principal of the instrument at least once every 13 months upon not more than 30 days’ notice.

Variable and floating rate instruments may include variable amount master demand notes that permit the indebtedness thereunder to vary in addition to providing for periodic adjustments in the interest rate. There may be no active secondary market with respect to a particular variable or floating rate instrument. Nevertheless, the periodic readjustments of their interest rates tend to assure that their value to the Portfolio will approximate their par value. Illiquid variable and floating rate instruments (instruments that are not payable upon seven days’ notice and do not have an active trading market) that are acquired by the Portfolio are subject to the Portfolio’s percentage limitations regarding securities that are illiquid or not readily marketable. The Adviser will continuously monitor the creditworthiness of issuers of variable and floating rate instruments in which the Trust invests and the ability of issuers to repay principal and interest.

FUNDING AGREEMENTS. The Portfolio may invest in funding agreements, which are contracts issued by insurance companies that provide investors the right to receive a rate of interest and the full return of principal at maturity. Funding agreements often include a put option that allows a fund to terminate the agreement at a specified time prior to maturity. Funding agreements generally offer a higher yield than other securities with similar credit ratings. The primary risks of a funding agreement are the credit quality of the insurance company that issues it and its general lack of liquidity.

MUNICIPAL BONDS. The Portfolio may invest in municipal bonds, including taxable ones. States, local governments and municipalities issue municipal bonds to raise money for certain purposes. Municipal bonds issued to finance activities with a broad public purpose are generally exempt from federal income tax. Taxable municipal bonds are most often used to finance private development projects but can be issued whenever the municipality exhausts its allowed limits of tax-exempt bonds. As such, the interest paid to holders of such bonds is taxable as ordinary income. Many taxable municipal bonds offer yields comparable to those of other taxable bonds, such as corporate and agency bonds. Municipal bonds, whether taxable or not, may be rated investment-grade or below investment-grade and pay interest based on fixed or floating rate coupons. Maturities may range from long-term to short-term. Municipal bonds are subject to, among others, market risk, credit risk and interest rate risk.

WHEN-ISSUED TRANSACTIONS. New issues of securities are often offered on a when-issued basis. This means that delivery and payment for the securities normally will take place several days after the date the buyer commits to purchase them. The payment obligation and the interest rate that will be received on securities purchased on a when-issued basis are each fixed at the time the buyer enters into the commitment.

The Portfolio will make commitments to purchase when-issued securities only with the intention of actually acquiring the securities, but the Portfolio may sell these securities or dispose of the commitment before the settlement date if it is deemed advisable as a matter of investment strategy. Cash or marketable high-quality debt securities equal to the amount of the above commitments will be segregated on the Portfolio’s records. For the purpose of determining the adequacy of these securities, the segregated securities will be valued at market value. If the market value of such securities declines, additional cash or securities will be segregated on the

Portfolio’s records on a daily basis so that the market value of the account will equal the amount of such commitments by the Portfolio. The Portfolio will not invest more than 25% of its net assets in when-issued securities.

Securities purchased on a when-issued basis and the securities held by the Portfolio are subject to changes in market value based upon the public’s perception of changes in the level of interest rates. Generally, the value of such securities will fluctuate inversely to changes in interest rates (i.e., they will appreciate in value when interest rates decline and decrease in value when interest rates rise). Therefore, if in order to achieve higher interest income the Portfolio remains substantially fully invested at the same time that it has purchased securities on a “when-issued” basis, there will be a greater possibility of fluctuation in the Portfolio’s net asset value.

When payment for when-issued securities is due, the Portfolio will meet its obligations from then-available cash flow, the sale of segregated securities, the sale of other securities or, and although it would not normally be expected to do so, from the sale of the when-issued securities themselves (which may have a market value greater or less than the Portfolio’s payment obligation). The sale of securities to meet such obligations carries with it a greater potential for the realization of capital gains, which are subject to federal income taxes.

ILLIQUID SECURITIES. The Portfolio will not invest more than 5% of its net assets in illiquid securities or securities that are not readily marketable, including repurchase agreements and time deposits of more than seven days’ duration. The absence of a regular trading market for securities imposes additional risks on investments in these securities. Illiquid securities may be difficult to value and may often be disposed of only after considerable expense and delay.

ZERO COUPON SECURITIES. These securities are notes, bonds and debentures that (i) do not pay current interest and are issued at a substantial discount from par value (ii) have been stripped of their unmatured interest coupons and receipts, or (iii) pay no interest until a stated date one or more years into the future. These securities also include certificates representing interests in such stripped coupons and receipts.

Because the Portfolio accrues taxable income from zero coupon securities without receiving regular interest payments in cash, the Portfolio may be required to sell portfolio securities in order to pay a dividend. Investing in these securities might also force the Portfolio to sell portfolio securities to maintain portfolio liquidity.

Because a zero coupon security pays no interest to its holder during its life or for a substantial period of time, it usually trades at a deep discount from its face or par value and will be subject to greater fluctuations in market value in response to changing interest rates than debt obligations of comparable maturity that make regular distributions of interest.

POLICY ON DISCLOSURE OF PORTFOLIO SECURITIES

The Trust has adopted policies and procedures relating to disclosure of its portfolio securities. The policies and procedures relating to disclosure of portfolio securities are designed to allow disclosure of portfolio holdings information where necessary to the operation of the Trust or useful to the Trust’s shareholders without compromising the integrity or performance of the Trust. Except when there are legitimate business purposes for selective disclosure and other conditions (designed to protect the Trust and its shareholders) are met, the Trust does not provide or permit others to provide information about its portfolio holdings on a selective basis.

The Trust includes portfolio holdings information as required in regulatory filings and shareholder reports, discloses portfolio holdings information as required by federal or state securities laws and may disclose portfolio holdings information in response to requests by governmental authorities. In addition, Thrivent Financial may distribute or authorize the distribution of information about the Trust’s portfolio holdings that is not publicly available to its employees and affiliates that provide services to the Trust. Thrivent Financial may also distribute or authorize distribution of information about the Trust’s portfolio holdings that is not publicly available to the Trust’s service providers who require access to the information in order to fulfill their contractual duties relating to the Trust, including, without limitation, the custodian, fund accountant, auditor, proxy voting service provider, pricing service provider and printer. The Trust may also disclose portfolio holdings information to broker/dealers and certain other entities in order to assist the Trust with potential transactions and management of the Trust.

Information may be disclosed with any frequency and any time lag, as appropriate. Thrivent Financial does not expect to disclose information about the Trust’s portfolio holdings that is not publicly available to the Trust’s investors or to intermediaries that distribute the Trust’s shares except to the financial printer on a semi-annual basis.

Before any non-public disclosure of information about the Trust’s portfolio holdings is permitted, however, the Trust’s Chief Compliance Officer or a designated attorney in Thrivent Financial’s Asset Management Law Department must determine that the Trust has a legitimate business purpose for providing the portfolio holdings information, that the disclosure is in the best interests of the Trust’s shareholders, and that the recipient agrees or has a duty to keep the information confidential and agrees not to trade directly or indirectly based on the information or to use the information to form a specific recommendation about whether to invest in the Trust or any other security. Under no circumstances may the Trust, Thrivent Financial or their affiliates receive any consideration or compensation for disclosing the information. In accordance with these policies and procedures, the Trust has ongoing arrangements to provide the Trust’s portfolio holding information to its custodian at the end of each day. As part of the annual review of the compliance policies and procedures of the Trust, the Chief Compliance Officer will discuss the operation and effectiveness of this policy and any changes to the policy that have been made or recommended with the Board.

INVESTMENT RESTRICTIONS

The Trust has adopted the following fundamental investment policies that may not be changed without the approval of a majority of the shareholders of the Portfolio. The Portfolio may not:

1.	Borrow money, except as a temporary measure for extraordinary or emergency or to facilitate redemptions (not for leveraging or investment), provided that borrowing does not exceed an amount equal to 33 1/3% of the current value of the Portfolio’s assets taken at market value, less liabilities, other than borrowings. If at any time the Portfolio’s borrowings exceed this limitation due to a decline in net assets, such borrowings will, within three days, be reduced to the extent necessary to comply with this limitation. The Portfolio will not purchase investments once borrowed funds (including reverse repurchase agreements) exceed 5% of its total assets.

2.	Make loans to any person or firm; provided, however, that the Trust is permitted to (i) acquire for investment bonds, debentures, notes or other evidence of indebtedness that is publicly distributed or of a type customarily purchased by institutional investors; or (ii) enter into repurchase agreements, and provided further that the Portfolio may lend its portfolio securities to broker-dealers or other institutional investors if the aggregate value of all securities loaned does not exceed 33 1/3% of the value of the Portfolio’s total assets.

3.	Engage in the business of underwriting securities issued by others, except that the Portfolio will not be deemed to be an underwriter or to be underwriting on account of the purchase or sale of securities subject to legal or contractual restrictions on disposition.

4.	Issue senior securities, except as permitted by its investment objective, policies and restrictions, and except as permitted by the 1940 Act.

5.	Invest 25% or more of the value of its total assets in securities of companies primarily engaged in any one industry (other than the U.S. Government, its agencies and instrumentalities); provided, however, that concentration may occur as a result of changes in the market value of portfolio securities and from investments in bankers’ acceptances, certificates of deposit, time deposits and other similar instruments issued by foreign and domestic branches of U.S. and foreign banks.

6.	With respect to 75% of its total assets, invest in securities of any one issuer (other than securities issued by the U.S. Government, its agencies and instrumentalities), if immediately thereafter and as a result of such investment (i) the current market value of the Portfolio’s holdings in the securities of such issuer exceeds 5% of the value of the Portfolio’s assets, or (ii) the Portfolio owns more than 10% of the outstanding voting securities of the issuer.

7.	Purchase or sell real estate or real estate mortgage loans; provided, however, that the Portfolio may invest in securities secured by real estate or interests therein or issued by companies which invest in real estate or interests therein.

8.	Invest in commodities, except that the Portfolio may purchase and sell financial futures contracts and options thereon.

The concentration policy of the Portfolio (as set forth in Investment Restriction No. 5, above) permits the Portfolio to invest, without limit, in bankers’ acceptances, certificates of deposit and similar instruments issued by (i) U.S. banks, (ii) U.S. branches of foreign banks (in circumstances in which the U.S. branches of foreign banks are subject to the same regulation as U.S. banks), (iii) foreign branches of U.S. banks (in circumstances in which the Portfolio will have recourse to the U.S. bank for the obligations of the foreign branch), and (iv) foreign branches of foreign banks to the extent that the Adviser determines that the foreign branches of foreign banks are subject to the same or substantially similar regulations as U.S. banks. The Portfolio may concentrate in such instruments when, in the opinion of the Adviser, the yield, marketability and availability of investments meeting the Portfolio’s quality standards in the banking industry justify any additional risks associated with the concentration of the Portfolio’s assets in such industry.

The Portfolio shall not invest more than 50% of the value of its total assets in securities issued by foreign branches of foreign banks. This non-fundamental restriction may be changed by the Board of Trustees without the approval of shareholders.

ITEM 17.	MANAGEMENT OF THE TRUST

The Board of Trustees of the Trust is responsible for overseeing generally the operation of the Portfolio. Each Trustee also serves as:

Trustee of Thrivent Mutual Funds, a registered investment company consisting of 26 series; and

Director of Thrivent Series Fund, Inc., a registered investment company consisting of 36 portfolios that serve as underlying funds for variable contracts issued by Thrivent Financial and Thrivent Life Insurance Company and investment options in the retirement plan offered by Thrivent Financial.

The series of Thrivent Mutual Funds, the portfolios of Thrivent Series Fund, Inc. and the Trust are referred to herein as the “Fund Complex.”

Leadership Structure and Oversight Responsibilities

Overall responsibility for oversight of the Trust rests with the Board of Trustees. The Board has engaged Thrivent Financial to manage the Trust on a day-to-day basis. The Board is responsible for overseeing Thrivent Financial and other service providers in the operation of the Trust in accordance with the provisions of the 1940 Act, applicable provisions of Massachusetts law, other applicable laws and the Trust’s organizational documents. The Board is currently composed of nine members, including eight independent trustees and one interested trustee. The Board conducts regular meetings four times a year. In addition, the Board holds special in-person or telephonic meetings or informal conference calls to discuss specific matters that may arise or require action between regular meetings. The Independent Trustees have engaged independent legal counsel and an industry consultant to assist them in performance of their oversight responsibilities.

The Board has appointed an Independent Trustee to serve in the role of Chairperson. The Chairperson’s role is to preside at all meetings of the Board and to act as a liaison with service providers, officers, attorneys, and other Trustees generally between meetings. The Chairperson may also perform such other functions as may be delegated by the Board from time to time. Except for duties specified herein or pursuant to the Trust’s organizational documents, the designation of Chairperson does not impose on such Independent Trustee any duties, obligations or liability that are greater than the duties, obligations or liability imposed on such person as a member of the Board generally. The Board has established five standing committees (described in more detail below) to assist the Board in the oversight and direction of the business and affairs of the Trust, and from time to time may establish informal working groups to review and address the policies and practices of the Trust with respect to certain specified matters. The Board believes that the Board’s current leadership structure is appropriate because it allows the Board to exercise informed and independent judgment over matters under its purview, and it allocates areas of responsibility among committees of the Trustees and the full Board in a manner that enhances effective oversight. The leadership structure of the Board may be changed at any time and in the discretion of the Board, including in response to changes in circumstances or the characteristics of the Trust.

The Trust is subject to a number of risks, including investment, compliance, operational and valuation risks, among others. Day-to-day risk management functions are subsumed within the responsibilities of Thrivent Financial and other service providers (depending on the nature of the risk), which carry out the Trust’s investment management and business affairs. Each of Thrivent Financial and the other service providers have their own, independent interest in risk management, and their policies and methods of carrying out risk management functions will depend, in part, on their individual priorities, resources and controls.

Risk oversight forms part of the Board’s general oversight of the Trust and is addressed as part of various Board and committee activities. The Board recognizes that it is not possible to identify all of the risks that may affect the Trust or to develop processes and controls to eliminate or mitigate their occurrence or effects. As part of its regular oversight of the Trust, the Board, directly or through a committee, interacts with and reviews reports from, among others, Thrivent Financial, the Chief Compliance Officer of the Trust, the independent registered public accounting firm for the Trust, and internal auditors for Thrivent Financial, as appropriate, regarding risks faced by the Trust, and Thrivent Financial’s risk functions.

The Audit Committee of the Board, which is composed of all Independent Trustees, oversees management of financial risks and controls. The Audit Committee serves as the channel of communication between the independent auditors of the Trust and the Board with respect to financial statements and financial reporting processes, systems of internal control, and the audit process. A representative of business risk management, which functions as the Adviser’s internal audit group, meets with the Audit Committee and provides reports to the Committee in writing and in person on an as-needed basis (but at least annually). Although the Audit Committee is responsible for overseeing the management of financial risks, the entire Board is regularly informed of these risks through Committee reports.

The Ethics and Compliance Committee of the Board, which is composed of all Independent Trustees, monitors ethical risks and oversees the legal and regulatory compliance matters of the Trust. A representative of business risk management meets with the Ethics and Compliance Committee and provides reports to the Committee in writing and in person on an as-needed basis (but at least annually). In addition, the Trust’s Anti-Money Laundering Officer meets with the Ethics and Compliance Committee and provides reports to the Committee in writing and in person on a regular basis. The Anti-Money Laundering Officer’s reports relate to privacy and anti-money laundering concerns. The Committee also meets with a representative from the Business Continuity Plan area to learn more about the program. Although the Ethics and Compliance Committee is responsible for overseeing ethical and compliance risks, the entire Board is regularly informed of these risks through Committee reports.

The Investment Committee of the Board, which is composed of all Independent Trustees, is designed to review investment policies and risks in conjunction with its review of the Trust’s operations. Although the Investment Committee is responsible for oversight of investment risks, the entire Board will be regularly informed of these risks through Committee reports.

The Contracts Committee and the Governance Committee, each of which is comprised of all of the Independent Trustees, oversee matters relating to annual contract review and corporate governance, respectively, and related risks.

The Board has appointed a Chief Compliance Officer who oversees the implementation and testing of the Trust’s compliance program and reports to the Board regarding compliance matters for the Trust and its principal service providers. In addition, as part of the Board’s annual review of the Trust’s advisory and other service provider agreements, the Board considers risk management aspects of these entities’ operations and the functions for which they are responsible. The Board may, at any time and in its discretion, change the manner in which it conducts its risk oversight role.

The Trust’s organizational documents do not set forth any specific qualifications to serve as a Trustee. The charter of the Governance Committee also does not set forth any specific qualification. However, the Governance Committee has adopted qualification guidelines that the Committee may take into account in considering Trustee candidates and a process for evaluating potential candidates. The qualifications that the Committee takes into consideration include, but are not limited to, a candidate’s connections to the Lutheran community, experience on other boards, occupation, business experience, education, knowledge regarding investment matters, diversity of experience, personal integrity and reputation and willingness to devote time to attend and prepare for Board and Committee meetings. No one factor is controlling, either with respect to the group or any individual.

The Board has concluded, based on each Trustee’s experience, qualifications, attributes or skills, on an individual basis and in combination with those of other Trustees, that each Trustee is qualified to serve on the Board of Trustees. Among the attributes or skills common to all Trustees are their ability to review critically, evaluate, question and discuss information provided to them, to interact effectively with each of the other Trustees, the Adviser, counsel, the Trust’s independent registered public accounting firm and other service providers, and to exercise effective and independent business judgment in the performance of their duties as Trustees. Each Trustee’s ability to perform his or her duties effectively has been attained through the Trustee’s business, consulting, public service or academic positions and through experience from service as a board member of the Trust and the other funds in the Fund Complex, another fund complex, public companies, or non-profit entities or other organizations as set forth below. Each Trustee’s ability to perform his or her duties effectively has been enhanced by his or her educational background, professional training, and/or other experiences. The following is a summary of each Trustee’s particular professional and other experience that qualifies each person to serve as a Trustee of the Trust as of the date of this SAI. Additional details regarding the background of each Trustee are included in the table below this section.

Janice B. Case. Ms. Case has served as a Trustee on the Board of the Fund Complex since 2011 and as Chair of the Governance Committee since 2012. She has nearly 25 years of experience in the electric utilities industry, including ten years as an executive officer of a Florida-based electric utility and holding company. Since leaving full-time corporate employment, Ms. Case gained mutual fund industry experience as a former director on the board of another fund complex. While a director on that board, she served on board committees, including as chair of the compensation and proxy voting committees, and as a member of the governance/nominating, contract review and audit committees. Ms. Case has also served as a director on several corporate and non-profit boards.

Richard L. Gady. Mr. Gady has served as a Trustee on the Board of the Fund Complex since 1987. He has experience as an executive officer and economist for a large public company in the agribusiness. Mr. Gady also has experience as a director as a former board member of the International Agricultural Marketing Association.

Richard A. Hauser. Mr. Hauser has served as a Trustee on the Board of the Fund Complex since 2004, as Chair of the Board since 2012 and as Chair of the Ethics and Compliance Committee from 2005 through 2011. He is a licensed attorney and is currently Vice President and Assistant General Counsel for a large publicly traded aerospace company. Mr. Hauser was formerly a partner in a large national law firm and has held senior positions in government, including as deputy counsel to President Ronald Reagan and as general counsel for the U.S. Department of Housing and Urban Development. He has experience as a director as a former board member and chairman of The Luther Institute and the Pennsylvania Avenue Development Corporation and a former director on the board of Washington Hospital Center.

Marc S. Joseph. Mr. Joseph has served as a Trustee on the Board of the Fund Complex since 2011 and as Chair of the Ethics and Compliance Committee since 2012. He has more than 20 years of experience in the investment industry, including over five years as a portfolio manager for mutual funds and institutional accounts and three years as a chief investment officer. Mr. Joseph is the co-founder of a consulting and advisory firm registered with the Financial Services Authority, the regulator of financial service providers in the United Kingdom. As the founder and Managing Director of another private investing and consulting company, he has provided services as a mediator or arbitrator for cases involving disputes with broker-dealers.

Paul R. Laubscher. Mr. Laubscher has served as a Trustee on the Board of the Fund Complex since 2009 and as Chair of the Investment Committee since 2010. He is a holder of the Chartered Financial Analyst designation and has over 20 years of experience as a portfolio manager. Mr. Laubscher has for the last 13 years served as a senior investment manager of the retirement fund of a large public technology company.

James A. Nussle. Mr. Nussle has served as a Trustee on the Board of the Fund Complex since 2011. He has more than 20 years of public service experience, including serving as a Representative from Iowa in the House of Representatives from 1991 through 2007 and as Director of the U.S. Office of Management and Budget. Mr. Nussle is a founding member, president and chief executive officer of the Nussle Group, a public affairs media and strategic consulting firm, and he also serves as an executive officer of a trade association of renewable energy companies. Mr. Nussle has gained experience as a director on the advisory board of a private equity firm and on the board of several non-profit organizations.

Douglas D. Sims. Mr. Sims has served as a Trustee on the Board of the Fund Complex since 2006 and as Chair of the Audit Committee since 2009. Mr. Sims has over 37 years of experience in the financial services industry, including experience gained as the former chief executive officer of CoBank, a cooperative bank that provided financing to agribusinesses and rural-based customers.

Constance L. Souders. Ms. Souders has served as a Trustee on the Board of the Fund Complex since 2007 and as Chair of the Contracts Committee since 2010. She also serves as the Audit Committee financial expert. Ms. Souders has over 20 years of experience in the mutual fund industry, including eight years as the former Treasurer of a mutual fund complex and registered investment adviser and the Financial and Operations General Securities Principal of a mutual fund distributor.

Russell W. Swansen. Mr. Swansen has served as a Trustee on the Board of the Fund Complex since 2009. He has over 25 years of experience as a portfolio manager and currently serves as a Senior Vice President and Chief Investment Officer since 2003. Mr. Swansen has executive and business experience as a former managing director of an investment bank and as a former president of another registered investment adviser. He has gained experience as a director on the board of several companies (both public and private) and a non-profit organization that supports medical research for the treatment and cure of childhood cancers. Mr. Swansen was formerly a director on the board of a mining equipment manufacturer and has been a board member of several private companies.

The following tables provides additional information about the Trustees and officers of the Trust.

Interested Trustees(1)

Name, Address and Year of Birth	Position with Trust and Length of Service(2)	Number of Portfolios in Fund Complex Overseen by Trustee	Principal Occupation During Past 5 Years	Other Directorships Held Currently and Within Past Five Years
Russell W. Swansen 625 Fourth Avenue South Minneapolis, MN (1957)	President since 2008; Trustee since 2009	63	Senior Vice President, Chief Investment Officer, Thrivent Financial since 2003	None

Independent Trustees(3)

Name, Address and Year of Birth	Position with Trust and Length of Service(1)	Number of Portfolios in Fund Complex Overseen by Trustee	Principal Occupation During the Past 5 Years	Other Directorships Held Currently and Within Past Five Years
Janice B. Case 625 Fourth Avenue South Minneapolis, MN (1952)	Trustee since 2011	63	Independent Trustee of North American Electric Reliability Corporation (self-regulatory organization) since 2008; Independent Director of Western Electricity Coordinating Council (nonprofit corporation coordinating and promoting bulk electric system reliability) from 2002 through 2008	Please see principal occupation during the past 5 years.

Name, Address and Year of Birth	Position with Trust and Length of Service(2)	Number of Portfolios in Fund Complex Overseen by Trustee	Principal Occupation During the Past 5 Years	Other Directorships Held Currently and Within Past Five Years

Richard L. Gady 625 Fourth Avenue South Minneapolis, MN (1943)	Trustee since 2004	63	Retired	None

Richard A. Hauser 625 Fourth Avenue South Minneapolis, MN (1943)	Trustee since 2004	63	Vice President and Assistant General Counsel, Boeing Company since 2007	None

Marc S. Joseph 625 Fourth Avenue South Minneapolis, MN (1960)	Trustee since 2011	63	Managing Director of GraniteRidgeLLP (consulting and advisory firm) since 2009; Managing Director of MJosephLLC (private investing and consulting firm) since 2004	None

Paul R. Laubscher 625 Fourth Avenue South Minneapolis, MN (1956)	Trustee since 2009	63	Portfolio Manager for U.S. and international equity portfolios and private real estate portfolios of IBM Retirement Funds	None

James A. Nussle 625 Fourth Avenue South Minneapolis, MN (1960)	Trustee since 2011	63	President and Chief Operating Officer of Growth Energy (trade association) since 2010; Advisory Board member of AVISTA Capital Partners (private equity firm) since 2010; Contributor on CNBC (media) since 2010; CEO of The Nussle Group LLC (consulting firm) since 2009; Director of the Office of Management and Budget from 2007 through 2009	Currently, Advisory Board member of AVISTA Capital Partners

Douglas D. Sims 625 Fourth Avenue South Minneapolis, MN (1946)	Trustee since 2006	63	Retired	Currently, Director of the Keystone Neighbourhood Company, Keystone Center and Keystone Science School. Previously, Director of the Center for Corporate Excellence

Constance L. Souders 625 Fourth Avenue South Minneapolis, MN (1950)	Trustee since 2007	63	Retired	None

Officers
Name, Address and Year of Birth	Position with Trust and Length of Service(2)	Principal Occupation During the Past 5 Years
Russell W. Swansen 625 Fourth Avenue South Minneapolis, MN (1957)	President since 2008; Trustee since 2009	Senior Vice President and Chief Investment Officer, Thrivent Financial since 2003

David S. Royal 625 Fourth Avenue South Minneapolis, MN (1971)	Secretary and Chief Legal Officer since 2006	Vice President and Deputy General Counsel since 2006; Interim Investment Company and Investment Adviser Chief Compliance Officer from May 2010 through December 2010

Name, Address and Year of Birth	Position with Trust and Length of Service(2)	Principal Occupation During the Past 5 Years
Gerard V. Vaillancourt 625 Fourth Avenue South Minneapolis, MN (1967)	Treasurer and Principal Accounting Officer since 2005	Vice President, Mutual Fund Accounting, Thrivent Financial since 2006

Ted S. Dryden 625 Fourth Avenue South Minneapolis, MN (1965)	Chief Compliance Officer since December 2010	Investment Company and Investment Adviser Chief Compliance Officer, Thrivent Financial since December 2010; Chief Compliance Officer, OptumHealth Financial Services from 2009 to 2010; Vice President, Asset Management Compliance, Ameriprise Financial from 2006 to 2009

Janice M. Guimond 625 Fourth Avenue South Minneapolis, MN (1965)	Vice President since 2005	Vice President, Investment Operations, Thrivent Financial since 2004

Kathleen M. Koelling 4321 North Ballard Road Appleton, WI (1977)	Anti-Money Laundering Officer since 2011	Privacy and Anti-Money Laundering Officer, Thrivent Financial since 2010, and Senior Counsel, Thrivent Financial since 2002

Mark D. Anema 625 Fourth Avenue South Minneapolis, MN (1961)	Vice President since 2012; Assistant Vice President from 2007 through 2012	Vice President, Accumulation and Retirement Income Solutions, Thrivent Financial since 2007

Jody L. Bancroft 4321 North Ballard Road Appleton, WI (1971)	Assistant Vice President since 2012	Director, Investment Field Operations, Thrivent Financial since 2009; Director, Annuity & Settlement Option New Services, Thrivent Financial from 2007 until 2009

James M. Odland 625 Fourth Avenue South Minneapolis, MN (1955)	Assistant Secretary since 2006	Vice President and Managing Counsel, Thrivent Financial since 2005

Rebecca A. Paulzine 625 Fourth Avenue South Minneapolis, MN (1979)	Assistant Secretary since 2010	Senior Counsel, Thrivent Financial since January 2010; Associate, Faegre & Benson LLP from 2005 to December 2009

Todd J. Kelly 4321 North Ballard Road Appleton, WI (1969)	Assistant Treasurer since 2004	Director, Fund Accounting Operations, Thrivent Financial since 2002

Sarah L. Bergstrom 625 Fourth Avenue South Minneapolis, MN (1977)	Assistant Treasurer since 2007	Director, Fund Accounting Administration, Thrivent Financial since 2007

(1)

“Interested person” of the Trust as defined in the 1940 Act by virtue of a position with Thrivent Financial. Mr. Swansen is considered an interested person because of his principal occupation with Thrivent Financial.

(2)

Each Trustee generally serves an indefinite term until his or her successor is duly elected and qualified. Officers generally serve at the discretion of the board until their successors are duly appointed and qualified.

(3)	The Trustees, other than Mr. Swansen, are not “interested persons” of the Trust as defined in the 1940 Act, and are referred to as “Independent Trustees.”

Committees of the Board of Trustees

Committee	Members[1]	Function	Meetings Held During Last Fiscal Year
Audit	Janice B. Case Richard L. Gady Richard A. Hauser Marc S. Joseph Paul R. Laubscher James A. Nussle Douglas D. Sims Constance L. Souders	The 1940 Act requires that the Trust’s independent auditors be selected by a majority of those Trustees who are not “interested persons” (as defined in the 1940 Act) of the Trust. The Audit Committee is responsible for recommending the engagement or retention of the Trust’s independent accountants, reviewing with the independent accountants the plan and the results of the auditing engagement, approving professional services, including permitted non-audit services, provided by the independent accountants prior to the performance of such services, considering the range of audit and non-audit fees, reviewing the independence of the independent accountants, reviewing the scope and results of procedures of internal auditing, and reviewing the system of internal accounting control.	6

Committee	Members[1]	Function	Meetings Held During Last Fiscal Year
Contracts	Janice B. Case Richard L. Gady Richard A. Hauser Marc S. Joseph Paul R. Laubscher James A. Nussle Douglas D. Sims Constance L. Souders	The function of the Contracts Committee is to assist the Board of Trustees in fulfilling its duties with respect to the review and approval of contracts between the Trust and other entities, including entering into new contracts and the renewal of existing contracts. The Contracts Committee considers investment advisory, distribution, transfer agency, administrative service and custodial contracts, and such other contracts as the Board of Trustees deems necessary or appropriate for the continuation of operations of the Trust.	6

Ethics and Compliance	Janice B. Case Richard L. Gady Richard A. Hauser Marc S. Joseph Paul R. Laubscher James A. Nussle Douglas D. Sims Constance L. Souders	The function of the Ethics and Compliance Committee is to monitor the ethics of the Adviser and oversee the legal and regulatory compliance matters of the Trust.	4

Governance	Janice B. Case Richard L. Gady Richard A. Hauser Marc S. Joseph Paul R. Laubscher James A. Nussle Douglas D. Sims Constance L. Souders	The Governance Committee assists the Board of Trustees in fulfilling its duties with respect to the governance of the Trust, including recommendations regarding evaluation of the Board of Trustees, compensation of the Trustees and composition of the committees and the Board’s membership. The Governance Committee makes recommendations regarding nominations for Trustees and will consider nominees suggested by shareholders sent to the attention of the President of the Trust.	4

Investments	Janice B. Case Richard L. Gady Richard A. Hauser Marc S. Joseph Paul R. Laubscher James A. Nussle Douglas D. Sims Constance L. Souders	The Investment Committee assists the Board of Trustees in its oversight of the investment performance of the Trust; the Trust’s consistency with its investment objective and style; and management’s selection of any applicable benchmarks, peer groups and other performance measures for the Trust. In addition, the Committee assists the Board in its review of investment-related aspects of management’s proposals such as any new series of the Trust or reorganizations of the Trust or any of its series.	4

[1]	The Independent Trustees serve as members of each Committee.

Beneficial Interest in the Trust by Trustees

The following tables provide information as of December 31, 2012 regarding the dollar range of beneficial ownership by each Trustee of the Trust. In addition, the amount shown in the last column reflects the aggregate amount of each Trustee’s beneficial ownership in all registered investment companies within the investment company complex that are overseen by the Trustee.

Independent Trustees

Name of Trustee	Dollar Range of Beneficial Ownership in the Trust	Aggregate Dollar Range of Beneficial Ownership in All Registered Investment Companies Overseen by the Trustee in the Investment Company Complex
Janice B. Case	None	$50,001 - $100,000

Richard L. Gady	None	Over $100,000

Richard A. Hauser	None	Over $100,000

Marc S. Joseph	None	$10,001 - $50,000

Paul R. Laubscher	None	None

James A. Nussle	None	$50,001 - $100,000

Douglas D. Sims	None	None

Constance L. Souders	None	None

Trustee Compensation

The Trust makes no payments to any of its officers for services performed for the Trust. The Independent Trustees are paid an annual base compensation of $120,000 to serve on the Board of Trustees of the Trust, the Board of Directors of Thrivent Series Fund, Inc. and the Board of Trustees of Thrivent Mutual Funds. Each Trustee also receives $5,000 for each in-person meeting attended and $1,000 for each telephonic meeting (up to four telephonic meetings per year). The Board Chair is compensated an additional $46,200 per year; the Chair of the Contracts Committee, who also serves as the Audit Committee Financial Expert, is compensated an additional $34,500 per year; the Chair of the Audit Committee and the Chair of the Investments Committee are each compensated an additional $15,000 per year; and the Chair of the Governance Committee and the Chair of the Ethics and Compliance Committee are each compensated an additional $5,500 per year. Independent Trustees are reimbursed by the Trust for any expenses they may incur by reason of attending Board meetings or in connection with other services they may perform in connection with their duties as Trustees of the Trust. The Trustees receive no pension or retirement benefits in connection with their service to the Trust.

The following tables provide the amounts of compensation paid to the Trustees either directly or in the form of payments made into a deferred compensation plan for the fiscal year ended October 31, 2012:

Name, Position	Aggregate Compensation from Trust for Fiscal Year Ending October 31, 2012	Total Compensation Paid by Trust and the Investment Company Complex for Fiscal Year Ending October 31, 2012
Janice B. Case Trustee	$572	$148,250

Richard L. Gady[1] Trustee	$551	$142,750

Richard A. Hauser[1] Trustee	$729	$188,950

Marc S. Joseph Trustee	$572	$148,250

Paul R. Laubscher[1] Trustee	$609	$157,750

James A. Nussle Trustee	$551	$142,750

Douglas D. Sims[1] Trustee	$609	$157,750

Constance L. Souders[1] Trustee	$684	$177,250

(1)

The Trust has adopted a deferred compensation plan for the benefit of the disinterested Trustees of the Trust who wish to defer receipt of a percentage of eligible compensation which they otherwise are entitled to receive from the Trust. Compensation deferred is invested in Thrivent Mutual Funds, the allocation of which is determined by the individual Trustee. As of October 31, 2012, the total amount of deferred compensation payable to Mr. Gady was $893,334; the total amount of deferred compensation payable to Mr. Hauser was $392,898; the total amount of deferred compensation payable to Mr. Laubscher was $150,521; the total amount of deferred compensation payable to Mr. Sims was $895,776; and the total amount of deferred compensation payable to Ms. Souders was $139,156.

Code of Ethics

The Trust and Thrivent Financial have each adopted a code of ethics pursuant to the requirements of the 1940 Act. Under the Codes of Ethics, personnel are only permitted to engage in personal securities transactions in accordance with certain conditions relating to such person’s position, the identity of the security, the timing of the transaction, and similar factors. Transactions in securities that may be held by the Fund are permitted, subject to compliance with applicable provisions of the Code. Personal securities transactions must be reported quarterly and broker confirmations of such transactions must be provided for review.

Proxy Voting Policies

The Trust has adopted the proxy voting policies of Thrivent Financial. Those policies are included in Appendix B.

ITEM 18.	CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES

CONTROLLING SHAREHOLDERS

The shareholders of the Trust are affiliates of the Trust, which is managed by Thrivent Financial. The shareholders include other mutual funds advised by Thrivent Financial or affiliates of Thrivent Financial. As of February 1, 2013, the following Thrivent-sponsored mutual funds owned 5% or more of the Trust’s outstanding shares: Thrivent Moderate Allocation Portfolio owns 24.41%, Thrivent Moderately Conservative Allocation Portfolio owns 16.89%, and Thrivent Moderately Aggressive Allocation Portfolio owns 9.95%.

PRINCIPAL SHAREHOLDERS

As of February 1, 2013 the Trust’s officers and Trustees owned less than 1% of the shares of the Trust.

ITEM 19.	INVESTMENT ADVISORY AND OTHER SERVICES

SERVICE PROVIDERS

Most of the Portfolio’s necessary day-to-day operations are performed by service providers under contract to the Trust. The principal service providers for the Portfolio are:

Investment Adviser:	Thrivent Financial

Administrator:	Thrivent Financial

Custodian:	State Street Bank and Trust Company (“State Street”)

Transfer Agent:	DST Systems, Inc. (“DST”)

Independent Registered Public Accounting Firm:	PricewaterhouseCoopers LLP

ADVISER

Thrivent Financial serves as the investment adviser to the Portfolio pursuant to an Advisory Agreement dated as of August 25, 2004 (“Advisory Agreement”), by and between the Adviser and the Trust. Thrivent Financial is a Wisconsin corporation chartered as a fraternal benefit society. The Adviser’s mailing address is 625 Fourth Avenue South, Minneapolis, Minnesota 55415. The following officers of Thrivent Financial are affiliated with the Trust:

Affiliated Person	Position with Trust	Position with Thrivent Financial
Russell W. Swansen	President and Trustee	Senior Vice President and Chief Investment Officer

David S. Royal	Secretary and Chief Legal Officer	Vice President and Deputy General Counsel

Ted S. Dryden	Chief Compliance Officer	Chief Compliance Officer

Kathleen M. Koelling	Anti-Money Laundering Officer	Privacy and Anti-Money Laundering Officer and Senior Counsel

Affiliated Person	Position with Trust	Position with Thrivent Financial
Gerard V. Vaillancourt	Treasurer and Principal Accounting Officer	Vice President, Mutual Fund Accounting

Janice M. Guimond	Vice President	Vice President, Investment Operations

Mark D. Anema	Vice President	Vice President, Accumulation and Retirement Income Solutions

Under the Advisory Agreement, the Adviser directs the Portfolio’s investments in accordance with its investment objective, policies and limitations. For these services, the Trust pays a fee to the Adviser at the rates stated in the Prospectus. The Trust paid the Adviser $267,757 for the fiscal year ending October 31, 2012, $333,222 for the fiscal year ending October 31, 2011 and $342,288 for the fiscal year ending October 31, 2010.

The Advisory Agreement was approved by the Trustees, including a majority of the Trustees who are not “interested persons” of the Trust, as such term is defined in Section 2(a) (19) of the 1940 Act (“Independent Trustees”), and will continue in effect from year to year provided that the Advisory Agreement is approved by the Trustees, including a majority of the Independent Trustees on an annual basis. The Advisory Agreement may be terminated without penalty by the Adviser upon 60 days’ written notice, or by the Trust on behalf of the Portfolio upon 60 days’ written notice, and will terminate automatically upon its assignment.

ADMINISTRATOR

Thrivent Financial (the “Administrator”) serves as the administrator of the Portfolio pursuant to an Administration Contract dated as of August 25, 2004 (“Administration Contract”) by and between Thrivent Financial and the Trust. Under the Administration Contract, the Administrator will, among other things, (i) provide the Portfolio with administrative and clerical services, including the maintenance of the Portfolio’s books and records (ii) arrange the periodic updating of the Trust’s Registration Statement and Confidential Offering Memorandum, and (iii) provide proxy materials and reports to Portfolio shareholders and the SEC.

The Administrator also provides certain accounting and pricing services to the Trust. These services include calculating the Trust’s daily net asset value per share; maintaining original entry documents and books of record and general ledgers; posting cash receipts and disbursements; reconciling bank account balances monthly; recording purchases and sales; and preparing monthly and annual summaries to assist in the preparation of financial statements of, and regulatory reports for, the Trust. For these services, the Trust paid the Administrator $90,000 for the fiscal year ending October 31, 2012, $90,000 for the fiscal year ending October 31, 2011 and $89,759 for the fiscal year ending October 31, 2010.

The Administration Contract was approved initially for a one-year term by the Trustees and continues in effect from year to year upon annual approval of a majority of the Trustees, including a majority of the Independent Trustees. Either the Administrator or the Trust may terminate the Administration Contract upon providing 60 days prior written notice to the other party.

CUSTODIAN

State Street, One Lincoln Street, Boston, Massachusetts 02111, serves as the custodian for the Trust.

TRANSFER AGENT

DST, 333 West Eleventh Street, Kansas City, Missouri, 64105 serves as the transfer agent for the Trust.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PricewaterhouseCoopers LLP, 225 South Sixth Street, Suite 1400, Minneapolis, Minnesota 55402, serves as the Trust’s independent registered public accounting firm providing professional services including audits of the Trust’s annual financial statements, assistance and consultation in connection with SEC filings, and review of the annual income tax returns filed on behalf of the Trust.

ITEM 20.	PORTFOLIO MANAGERS

Not Applicable.

ITEM 21.	BROKERAGE ALLOCATION AND OTHER PRACTICES

All portfolio transactions are placed on behalf of the Trust by the Adviser. There is generally no stated commission in the purchase or sale of securities traded in the over-the-counter markets, including most debt securities and money market instruments. Rather, the price of such securities includes an undisclosed commission in the form of a mark-up or mark-down. The Trust did not pay any underwriting commissions during the fiscal year ending October 31, 2012.

Subject to the arrangements and provisions described below, the selection of a broker or dealer to execute portfolio transactions is usually made by the Adviser. The Advisory Agreement provides that in executing portfolio transactions and selecting brokers or dealers, the Adviser shall use its best efforts to seek, on behalf of the Trust, the best overall terms available. Ordinarily, securities will be purchased from primary markets, and the Adviser shall consider all factors it deems relevant in assessing the best overall terms available for any transaction, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, for the specific transaction and other transactions on a continuing basis.

The Advisory Agreement authorizes the Adviser to select brokers or dealers to execute a particular transaction. In evaluating the best overall terms available, the Adviser may consider the “brokerage and research services” (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934, as amended) provided to the Trust and/or the Adviser (or its affiliates). The Adviser is authorized to cause the Trust to pay a commission to a broker or dealer who provides such brokerage and research services for executing a portfolio transaction that is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction. The Adviser must determine in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided. Certain services received by the Adviser attributable to the portfolio transactions of the Trust may benefit one or more other accounts for which the Adviser or its affiliate exercises investment discretion. The Adviser’s fees are not reduced by the Adviser’s receipt of such brokerage and research services.

The Trust held securities of its “regular broker or dealers,” as that term is defined in Rule 10b-1 under the 1940 Act, as of October 31, 2012 as follows:

Fund	Regular Broker or Dealer (or Parent)	Aggregate Holdings

Thrivent Cash Management Trust	BNP Paribas	$52,015,000
	J.P. Morgan	4,203,125
	Morgan Stanley	14,071,000

ITEM 22.	CAPITAL STOCK AND OTHER SECURITIES

Under its Declaration of Trust, the Trust is authorized to issue an unlimited number of shares of beneficial interest with a par value of $0.01 per shares, which may be divided into one or more series or classes of shares. Each share of any series shall represent an equal proportionate share in the assets of that series with each other share in that series. The Trustees may authorize the creation of additional series of shares and additional classes of shares within any series, subject to the terms of the Declaration of Trust. The Trustees have the power to determine the designations, preferences, privileges, limitations and rights, including voting and dividend rights, of each series and class of shares. As of the date of the SAI, the Trust is comprised of a single portfolio series with a single class of shares.

The Declaration of Trust provides that no shareholder shall be subject to any personal liability to any person in connection with Trust property or the acts, obligations or affairs of the Trust.

The Declaration of Trust may be amended by a majority shareholder vote, as described in the Declaration of Trust. The Trustees may amend the Declaration of Trust under certain limited circumstances, provided that the purpose of the amendment does not adversely affect the rights of any shareholder. No amendment to the Declaration of Trust may be made that would change any rights with respect to any Trust or series shares by reducing the amount payable to such shares upon liquidation of the Trust or series or by diminishing or eliminating any voting rights pertaining to such shares, except with the approval of the holders of two-thirds of the Trust or series shares outstanding and entitled to vote or by such other vote as established by the Trustees with respect to such shares. In addition, the Declaration of Trust may not be amended to impair the exemption from personal liability of the shareholders of the Trust or to permit assessment upon shareholders.

The Trust will not have an annual meeting of shareholders. Special meetings of shareholders may be convened by the Board of Trustees or upon written request by shareholders holding not less than one-third in amount of the entire number of shares issued and outstanding and entitled to vote.

ITEM 23.	PURCHASE, REDEMPTION AND PRICING OF SHARES

MANNER IN WHICH SHARES ARE OFFERED AND REDEEMED

Shares of the Trust are being offered to clients of Thrivent Financial’s securities lending program and to the series of Thrivent Mutual Funds and Thrivent Series Fund, Inc. Shares are sold on a private placement basis in accordance with Regulation D under the Securities Act of 1933, as amended. Because shares are sold directly by the Trust without a distributor, they are not subject to a sales load or redemption fee, and assets of the Trust are not subject to a Rule 12b-1 fee. The Trust will pay redemption requests within seven days following receipt of all required documents, subject to the limited exceptions as permitted by the SEC.

VALUATION OF TRUST SHARES

Net asset value per share of the Trust is calculated as of 5:00 p.m. Eastern time (or earlier if the Federal Reserve Bank closes prior to 5:00 p.m.) on each day on which the New York Stock Exchange is open for business.

It is the policy of the Trust to use its best efforts to maintain a constant price per share of $1.00, although there can be no assurance that the $1.00 net asset value per share will be maintained. In accordance with this effort and pursuant to Rule 2a-7 under the 1940 Act, the Trust uses the amortized cost valuation method to value its portfolio instruments. This method involves valuing an instrument at its cost and thereafter assuming a constant amortization to maturity of any discount or premium even though the portfolio security may increase or decrease in market value generally in response to changes in interest rates. While this method provides certainty in valuation, it may result in periods during which value, as determined by amortized cost, is higher or lower than the price a Trust would receive if it sold the instrument.

The Trustees have established procedures reasonably designed to stabilize the Trust’s price per share at $1.00. These procedures include (i) the determination of the deviation from $1.00, if any, of the Trust’s net asset value using market values, (ii) periodic review by the Trustees of the amount of and the methods used to calculate the deviation, and (iii) maintenance of records of such determination. The Trustees will promptly consider what action, if any, should be taken if such deviation exceeds 0.4 of one percent.

ITEM 24.	TAXATION OF THE TRUST

FEDERAL TAXES

The Trust intends to qualify each taxable year for treatment as a separate regulated investment company (“RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended. As a RIC, the Trust is not liable for federal income taxes on taxable net investment income and capital gain net income (capital gains in excess of capital losses) that it distributes to its shareholders, provided that the Trust distributes annually to its shareholders at least 90% of its net investment income and net short-term capital gain in excess of net long-term capital losses. For the Trust to qualify as a RIC it also must abide by all of the following requirements: (i) at least 90% of the Trust’s gross income each taxable year must be derived from dividends, interest, payments with respect to securities loans, gains from the sale or other disposition of stock or securities or foreign currencies, or other income (including gains from options, futures or forward contracts) derived with respect to its business of investing in such stock, securities or currencies; (ii) at the close of each quarter of the Trust’s taxable year, at least 50% of the value of its total assets must be represented by cash and cash items, U.S. Government securities, securities of other RICS, and other securities, with such other securities limited, in respect of any one issuer, to an amount that does not exceed 5% of the value of the total assets of the Trust and that does not represent more than 10% of the outstanding voting securities of such issuer, and (iii) at the close of each quarter of the Trust’s taxable year, not more than 25% of the market value of its total assets may be invested in the securities of any one issuer, or of two or more issuers in the same or similar industry which are controlled by the Trust (other than U.S. Government securities or the securities of other RICs).

The Trust will be subject to a nondeductible 4% federal excise tax to the extent it fails to distribute by the end of any calendar year an amount at least equal to the sum of: (a) 98% of its ordinary income for that year; (b) 98.2% of its capital gain net income for the one-year period ending on October 31 of that year; and (c) certain undistributed amounts from the preceding calendar year. For this and other purposes, dividends declared in October, November or

December of any calendar year and made payable to shareholders of record in such month will be deemed to have been received on December 31 of such year if the dividends are paid by the Trust subsequent to December 31 but prior to February 1 of the following year.

For federal income tax purposes, all dividends are taxable to a shareholder whether paid in cash or in shares. Dividends from investment company taxable income, which includes net investment income and net short-term capital gain in excess of net long-term capital loss are taxable as ordinary income. Dividends from net long-term capital gain in excess of net short-term capital loss (“net capital gain”), if any, are taxable to a shareholder as long-term capital gains for federal income tax purposes without regard to the length of time a shareholder has held shares of the Trust. The federal income tax status of all distributions will be reported to shareholders annually.

Upon a redemption, exchange or other disposition of shares of a Trust in a transaction that is treated as a sale for tax purposes, a shareholder that is subject to tax generally will realize a taxable gain or loss on the difference between the redemption proceeds and the shareholder’s tax basis in his or her shares. Generally, no gain or loss should result upon a redemption of shares of the Trust, provided that the Trust maintains constant net asset value per share. If a shareholder receives (or is deemed to receive) a distribution taxable as long-term capital gain with respect to shares of the Trust and redeems or exchanges the shares without having held the shares for more than six months, then any loss on the redemption or exchange will be treated as long-term capital loss to the extent of the capital gain distribution. In addition, any loss realized on a redemption or other disposition of shares may be disallowed under “wash sale” rules to the extent the shares disposed of are replaced with other investments in the same fund (including those made pursuant to reinvestment of dividends and/or capital gain distributions) within a period of 61 days beginning 30 days before and ending 30 days after the redemption or other disposition of the shares. In such a case, the disallowed portion of any loss generally would be included in the federal income tax basis of the shares acquired.

Shareholders may be subject to 28% backup withholding on reportable payments including dividends, capital gain distributions, and (except in the case they maintain a constant net asset value per share), the proceeds of redemptions and exchanges, if they fail to furnish the Trust with their correct taxpayer identification number and certain certifications. The Trust may nevertheless be required to withhold if it receives notice from the Internal Revenue Service or a broker that the number provided is incorrect or back withholding is applicable as a result of previous underreporting of interest or dividend income.

The foregoing discussion is only a summary of certain federal income tax issues generally affecting the Trust and its shareholders who are U.S. persons (i.e., U.S. citizens or residents and U.S. corporations, partnerships, trusts or estates) and who are subject to U.S. federal income tax. This discussion does not address special tax rules applicable to certain classes of investors, such as tax-exempt or tax-deferred plans, accounts or entities, insurance companies, securities dealers and financial institutions.

Non-U.S. investors may be subject to different federal income tax treatment. These investors may be subject to a nonresident alien withholding tax at the rate of 30% (or a lower rate under an applicable tax treaty) on amounts treated as ordinary dividends from the Trust and, unless an effective Internal Revenue Service Form W-8BEN or other authorized withholding certificate is on file, to backup withholding at the rate of 30% on certain other payments from the Trust. Non-U.S. investors should consult their tax advisers regarding such treatment and the application of foreign taxes to an investment in the Trust. Depending upon the extent of the Trust’s activities in states and localities in which its offices are maintained, its agents or independent contractors are located, or it is otherwise deemed to be conducting business, the Trust may be subject to the tax laws of such states or localities. A state income (and possible local income) tax exemption is generally available to the extent the Trust’s distributions are derived from interest on investments in certain U.S. government obligations, provided that in some states certain additional requirements must be satisfied.

Circumstances among investors may vary, and each investor is encouraged to discuss an investment in the Trust with the investor’s tax adviser regarding the applicable requirements in the investor’s particular state, as well as the federal, and any other state or local, tax consequences of ownership of, and receipt of distributions from, the Trust in the investor’s particular circumstances.

ITEM 25.	UNDERWRITERS

Not Applicable.

ITEM 26.	CALCULATION OF PERFORMANCE DATA

Not Applicable.

ITEM 27.	FINANCIAL STATEMENTS

The audited financial statements for the fiscal year ended October 31, 2012 for the Portfolio, including PricewaterhouseCoopers LLP report thereon, are included in the Portfolio’s Annual Report to Shareholders and are incorporated into this SAI by reference.

APPENDIX A

Debt Ratings

The Portfolio’s investments may range in quality from securities rated in the lowest category in which the Portfolio is permitted to invest to securities rated in the highest category (as rated by Moody’s, S&P or Fitch, or, if unrated, determined by Thrivent Financial for Lutherans to be of comparable quality). The percentage of a Portfolio’s assets invested in securities in a particular rating category will vary. The following terms are generally used to describe the credit quality of fixed income securities:

High Quality Debt Securities are those rated in one of the two highest rating categories (the highest category for commercial paper) or, if unrated, deemed comparable by Thrivent Financial for Lutherans.

Investment Grade Debt Securities are those rated in one of the four highest rating categories or, if unrated, deemed comparable by Thrivent Financial for Lutherans.

Below Investment Grade, High Yield Securities (“Junk Bonds”) are those rated lower than Baa by Moody’s, BBB by S&P or Fitch and comparable securities. They are deemed predominately speculative with respect to the issuer’s ability to repay principal and interest.

The following is a description of Moody’s, S&P’s and Fitch’s rating categories applicable to fixed income securities.

Moody’s Investors Service, Inc.

Long-Term Obligation Ratings

Moody’s long-term obligation ratings are opinions of the relative credit risk of fixed-income obligations with an original maturity of one year or more. They address the possibility that a financial obligation will not be honored as promised. Such ratings reflect both the likelihood of default and any financial loss suffered in the event of default.

Aaa: Obligations rated Aaa are judged to be of the highest quality, with minimal credit risk.

Aa: Obligations rated Aa are judged to be of high quality and are subject to very low credit risk.

A: Obligations rated A are considered upper-medium grade and are subject to low credit risk.

Baa: Obligations rated Baa are subject to moderate credit risk. They are considered medium-grade and as such may possess certain speculative characteristics.

Ba: Obligations rated Ba are judged to have speculative elements and are subject to substantial credit risk.

B: Obligations rated B are considered speculative and are subject to high credit risk.

Caa: Obligations rated Caa are judged to be of poor standing and are subject to very high credit risk.

Ca: Obligations rated Ca are highly speculative and are likely in, or very near, default, with some prospect of recovery of principal and interest.

C: Obligations rated C are the lowest rated class of bonds and are typically in default, with little prospect for recovery of principal or interest.

Moody’s appends numerical modifiers 1, 2, and 3 to each generic rating classification from Aa through Caa. The modifier 1 indicates that the obligation ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates a ranking in the lower end of that generic rating category.

Short-Term Ratings

Moody’s short-term ratings are opinions of the ability of issuers to honor short-term financial obligations. Ratings may be assigned to issuers, short-term programs or to individual short-term debt instruments. Such obligations generally have an original maturity not exceeding thirteen months, unless explicitly noted.

Moody’s employs the following designations to indicate the relative repayment ability of rated issuers:

P-1: Issuers (or supporting institutions) rated Prime-1 have a superior ability to repay short-term debt obligations.

P-2: Issuers (or supporting institutions) rated Prime-2 have a strong ability to repay short-term debt obligations.

P-3: Issuers (or supporting institutions) rated Prime-3 have an acceptable ability to repay short-term obligations.

NP: Issuers (or supporting institutions) rated Not Prime do not fall within any of the Prime rating categories.

US Municipal Short-Term Debt and Demand Obligation Ratings

Short-Term Obligation Ratings

There are three rating categories for short-term municipal obligations that are considered investment grade. These ratings are designated as Municipal Investment Grade (MIG) and are divided into three levels—MIG 1 through MIG 3. In addition, those short-term obligations that are of speculative quality are designated SG, or speculative grade. MIG ratings expire at the maturity of the obligation.

MIG 1: This designation denotes superior credit quality. Excellent protection is afforded by established cash flows, highly reliable liquidity support, or demonstrated broad-based access to the market for refinancing.

MIG 2: This designation denotes strong credit quality. Margins of protection are ample, although not as large as in the preceding group.

MIG 3: This designation denotes acceptable credit quality. Liquidity and cash-flow protection may be narrow, and market access for refinancing is likely to be less well-established.

SG: This designation denotes speculative-grade credit quality. Debt instruments in this category may lack sufficient margins of protection.

Demand Obligation Ratings

In the case of variable rate demand obligations (VRDOs), a two-component rating is assigned; a long or short-term debt rating and a demand obligation rating. The first element represents Moody’s evaluation of the degree of risk associated with scheduled principal and interest payments. The second element represents Moody’s evaluation of the degree of risk associated with the ability to receive purchase price upon demand (“demand feature”), using a variation of the MIG rating scale, the Variable Municipal Investment Grade or VMIG rating. When either the long- or short-term aspect of a VRDO is not rated, that piece is designated NR, e.g., Aaa/NR or NR/VMIG 1. VMIG rating expirations are a function of each issue’s specific structural or credit features.

VMIG rating expirations are a function of each issue’s specific structural or credit features.

VMIG 1: This designation denotes superior credit quality. Excellent protection is afforded by the superior short-term credit strength of the liquidity provider and structural and legal protections that ensure the timely payment of purchase price upon demand.

VMIG 2: This designation denotes strong credit quality. Good protection is afforded by the strong short-term credit strength of the liquidity provider and structural and legal protections that ensure the timely payment of purchase price upon demand.

VMIG 3: This designation denotes acceptable credit quality. Adequate protection is afforded by the satisfactory short-term credit strength of the liquidity provider and structural and legal protections that ensure the timely payment of purchase price upon demand.

SG: This designation denotes speculative-grade credit quality. Demand features rated in this category may be supported by a liquidity provider that does not have an investment grade short-term rating or may lack the structural and/or legal protections necessary to ensure the timely payment of purchase price upon demand.

Standard & Poor’s Ratings Services

Long-Term Issue Credit Ratings

Issue credit ratings are based, in varying degrees, on the following considerations:

•	Likelihood of payment—capacity and willingness of the obligor to meet its financial commitment on an obligation in accordance with the terms of the obligation;

•	Nature of and provisions of the obligation;

•

Protection afforded by, and relative position of, the obligation in the event of bankruptcy, reorganization, or other arrangement under the laws of bankruptcy and other laws affecting creditors’ rights.

Issue ratings are an assessment of default risk, but may incorporate an assessment of relative seniority or ultimate recovery in the event of default. Junior obligations are typically rated lower than senior obligations, to reflect the lower priority in bankruptcy, as noted above. (Such differentiation may apply when an entity has both senior and subordinated obligations, secured and unsecured obligations, or operating company and holding company obligations.)

Investment Grade

AAA: An obligation rated ‘AAA’ has the highest rating assigned by Standard & Poor’s. The obligor’s capacity to meet its financial commitment on the obligation is extremely strong.

AA: An obligation rated ‘AA’ differs from the highest-rated obligations only to a small degree. The obligor’s capacity to meet its financial commitment on the obligation is very strong.

A: An obligation rated ‘A’ is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher-rated categories. However, the obligor’s capacity to meet its financial commitment on the obligation is still strong.

BBB: An obligation rated ‘BBB’ exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

Speculative Grade

Obligations rated ‘BB’, ‘B’, ‘CCC’, ‘CC’, and ‘C’ are regarded as having significant speculative characteristics. ‘BB’ indicates the least degree of speculation and ‘C’ the highest. While such obligations will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major exposures to adverse conditions.

BB: An obligation rated ‘BB’ is less vulnerable to nonpayment than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions which could lead to the obligor’s inadequate capacity to meet its financial commitment on the obligation.

B: An obligation rated ‘B’ is more vulnerable to nonpayment than obligations rated ‘BB’, but the obligor currently has the capacity to meet its financial commitment on the obligation. Adverse business, financial, or economic conditions will likely impair the obligor’s capacity or willingness to meet its financial commitment on the obligation.

CCC: An obligation rated ‘CCC’ is currently vulnerable to nonpayment, and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitment on the obligation. In the event of adverse business, financial, or economic conditions, the obligor is not likely to have the capacity to meet its financial commitment on the obligation.

CC: An obligation rated ‘CC’ is currently highly vulnerable to nonpayment.

C: A ‘C’ rating is assigned to obligations that are currently highly vulnerable to nonpayment, obligations that have payment arrearages allowed by the terms of the documents, or obligations of an issuer that is the subject of a bankruptcy petition or similar action which have not experienced a payment default. Among other, the ‘C’ rating may be assigned to subordinated debt, preferred stock or other obligations on which cash payments have been suspended in accordance with the instrument’s terms.

D: An obligation rated ‘D’ is in payment default. The ‘D’ rating category is used when payments on an obligation are not made on the date due even if the applicable grace period has not expired, unless Standard & Poor’s believes that such payments will be made during such grace period. The ‘D’ rating also will be used upon the filing of a bankruptcy petition or the taking of a similar action if payments on an obligation are jeopardized.

Plus (+) or minus (-): The ratings from ‘AA’ to ‘CCC’ may be modified by the addition of a plus (+) or minus (-) sign to show relative standing within the major rating categories.

NR: This indicates that no rating has been requested, that there is insufficient information on which to base a rating, or that Standard & Poor’s does not rate a particular obligation as a matter of policy.

Short-Term Issue Credit Ratings

A-1: A short-term obligation rated ‘A-1’ is rated in the highest category by Standard & Poor’s. The obligor’s capacity to meet its financial commitment on the obligation is strong. Within this category, certain obligations are designated with a plus sign (+). This indicates that the obligor’s capacity to meet its financial commitment on these obligations is extremely strong.

A-2: A short-term obligation rated ‘A-2’ is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rating categories. However, the obligor’s capacity to meet its financial commitment on the obligation is satisfactory.

A-3: A short-term obligation rated ‘A-3’ exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

B: A short-term obligation rated ‘B’ is regarded as having significant speculative characteristics. Ratings of ‘B-1’, ‘B-2’, and ‘B-3’ may be assigned to indicate finer distinctions within the ‘B’ category. The obligor currently has the capacity to meet its financial commitment on the obligation; however, it faces major ongoing uncertainties which could lead to the obligor’s inadequate capacity to meet its financial commitment on the obligation.

B-1: A short-term obligation rated ‘B-1’ is regarded as having significant speculative characteristics, but the obligor has a relatively stronger capacity to meet its financial commitments over the short-term compared to other speculative-grade obligors.

B-2: A short-term obligation rated ‘B-2’ is regarded as having significant speculative characteristics, and the obligor has an average speculative-grade capacity to meet its financial commitments over the short-term compared to other speculative-grade obligors.

B-3: A short-term obligation rated ‘B-3’ is regarded as having significant speculative characteristics, and the obligor has a relatively weaker capacity to meet its financial commitments over the short-term compared to other speculative-grade obligors.

C: A short-term obligation rated ‘C’ is currently vulnerable to nonpayment and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitment on the obligation.

D: A short-term obligation rated ‘D’ is in payment default. The ‘D’ rating category is used when payments on an obligation are not made on the date due even if the applicable grace period has not expired, unless Standard & Poor’s believes that such payments will be made during such grace period. The ‘D’ rating also will be used upon the filing of a bankruptcy petition or the taking of a similar action if payments on an obligation are jeopardized.

Dual Ratings: Standard & Poor’s assigns “dual” ratings to all debt issues that have a put option or demand feature as part of their structure. The first rating addresses the likelihood of repayment of principal and interest as due, and the second rating addresses only the demand feature. The long-term rating symbols are used for bonds to denote the long-term maturity and the short-term rating symbols for the put option (for example, ‘AAA/A-1+’). With U.S. municipal short-term demand debt, note rating symbols are used with the short-term issue credit rating symbols (for example, ‘SP-1+/A-1+’).

Active Qualifiers (currently applied and/or outstanding)

i: This subscript is used for issues in which the credit factors, terms, or both, that determine the likelihood of receipt of payment of interest are different from the credit factors, terms or both that determine the likelihood of receipt of principal on the obligation. The ‘i’ subscript indicates that the rating addresses the interest portion of the obligation only. The ‘i’ subscript will always be used in conjunction with the ‘p’ subscript, which addresses likelihood of receipt of principal. For example, a rated obligation could be assigned ratings of “AAAp NRi” indicating that the principal portion is rated “AAA” and the interest portion of the obligation is not rated.

L: Ratings qualified with ‘L’ apply only to amounts invested up to federal deposit insurance limits.

P: This subscript is used for issues in which the credit factors, the terms, or both, that determine the likelihood of receipt of payment of principal are different from the credit factors, terms or both that determine the likelihood of receipt of interest on the obligation. The ‘p’ subscript indicates that the rating addresses the principal portion of the obligation only. The ‘p’ subscript will always be used in conjunction with the ‘i’ subscript, which addresses likelihood of receipt of interest. For example, a rated obligation could be assigned ratings of “AAAp NRi” indicating that the principal portion is rated “AAA” and the interest portion of the obligation is not rated.

pi: Ratings with a ‘pi’ subscript are based on an analysis of an issuer’s published financial information, as well as additional information in the public domain. They do not, however, reflect in-depth meetings with an issuer’s management and are therefore based on less comprehensive information than ratings without a ‘pi’ subscript. Ratings with a ‘pi’ subscript are reviewed annually based on a new year’s financial statements, but may be reviewed on an interim basis if a major event occurs that may affect the issuer’s credit quality.

pr: The letters ‘pr’ indicate that the rating is provisional. A provisional rating assumes the successful completion of the project financed by the debt being rated and indicates that payment of debt service requirements is largely or entirely dependent upon the successful, timely completion of the project. This rating, however, while addressing credit quality subsequent to completion of the project, makes no comment on the likelihood of or the risk of default upon failure of such completion. The investor should exercise his own judgment with respect to such likelihood and risk.

Preliminary: Preliminary ratings are assigned to issues, including financial programs, in the following circumstances.

•

Preliminary ratings may be assigned to obligations, most commonly structured and project finance issues, pending receipt of final documentation and legal opinions. Assignment of a final rating is conditional on the receipt and approval by Standard & Poor’s of appropriate documentation. Changes in the information provided to Standard & Poor’s could result in the assignment of a different rating. In addition, Standard & Poor’s reserves the right not to issue a final rating.

•

Preliminary ratings are assigned to Rule 415 Shelf Registrations. As specific issues, with defined terms, are offered from the master registration, a final rating may be assigned to them in accordance with Standard & Poor’s policies. The final rating may differ from the preliminary rating.

t: This symbol indicates termination structures that are designed to honor their contracts to full maturity or, should certain events occur, to terminate and cash settle all their contracts before their final maturity date.

Unsolicited: Unsolicited ratings are those credit ratings assigned at the initiative of Standard & Poor’s and not at the request of the issuer or its agents.

Inactive Qualifiers (no longer applied or outstanding)

*: This symbol indicated continuance of the ratings is contingent upon Standard & Poor’s receipt of an executed copy of the escrow agreement or closing documentation confirming investments and cash flows. Discontinued use in August 1998.

c: This qualifier was used to provide additional information to investors that the bank may terminate its obligation to purchase tendered bonds if the long-term credit rating of the issuer is below an investment-grade level and/or the issuer’s bonds are deemed taxable. Discontinued use in January 2001.

q: A ‘q’ subscript indicates that the rating is based solely on quantitative analysis of publicly available information. Discontinued use in April 2001.

r: The ‘r’ modifier was assigned to securities containing extraordinary risks, particularly market risks, that are not covered in the credit rating. The absence of an ‘r’ modifier should not be taken as an indication that an obligation will not exhibit extraordinary non-credit related risks. Standard & Poor’s discontinued the use of the ‘r’ modifier for most obligations in June 2000 and for the balance of obligations (mainly structured finance transactions) in November 2002.

Local Currency and Foreign Currency Risks: Country risk considerations are a standard part of Standard & Poor’s analysis for credit ratings on any issuer or issue. Currency of repayment is a key factor in this analysis. An obligor’s capacity to repay foreign currency obligations may be lower than its capacity to repay obligations in its local currency due to the sovereign government’s own relatively lower capacity to repay external versus domestic debt. These sovereign risk considerations are incorporated in the debt ratings assigned to specific issues. Foreign currency issuer ratings are also distinguished from local currency issuer ratings to identify those instances where sovereign risks make them different for the same issuer.

Fitch, Inc.

Long-Term Credit Ratings

Investment Grade

AAA: Highest credit quality. ‘AAA’ ratings denote the lowest expectation of credit risk. They are assigned only in case of exceptionally strong capacity for payment of financial commitments. This capacity is highly unlikely to be adversely affected by foreseeable events.

AA: Very high credit quality. “AA” ratings denote expectations of very low credit risk. They indicate very strong capacity for timely payment of financial commitments. This capacity is not significantly vulnerable to foreseeable events.

A: High credit quality. “A” ratings denote low expectation of credit risk. The capacity for timely payment of financial commitments is considered strong. This capacity may, nevertheless, be more vulnerable to adverse business or economic conditions than is the case for higher ratings.

BBB: Good credit quality. “BBB” ratings indicate that expectations of credit risk are currently low. The capacity for payment of financial commitments is considered adequate, but adverse business or economic conditions are more likely to impair this capacity.

Speculative Grade

BB: Speculative. ‘BB’ ratings indicate an elevated vulnerability to credit risk, particularly in the event of adverse changes in business or economic conditions over time; however, business or financial alternatives may be available to allow financial commitments to be met.

B: Highly speculative. ‘B’ ratings indicate that material credit risk is present.

CCC: Substantial credit risk. ‘CCC’ ratings indicate that substantial credit risk is present.

CC: Very high levels of credit risk. ‘CC’ ratings indicate very high levels of credit risk.

C: Exceptionally high levels of credit risk. ‘C’ indicates exceptionally high levels of credit risk.

Defaulted obligations typically are not assigned ‘D’ ratings, but are instead rated in the ‘B’ to ‘C’ rating categories, depending upon their recovery prospects and other relevant characteristics. This approach better aligns obligations that have comparable overall expected loss but varying vulnerability to default and loss.

Recovery Ratings

Recovery Ratings are assigned to selected individual securities and obligations. These currently are published for most individual obligations of corporate issuers with IDRs in the ‘B’ rating category and below, and for selected structured finance obligations in low speculative grade.

Among the factors that affect recovery rates for securities are the collateral, the seniority relative to other obligations in the capital structure (where appropriate), and the expected value of the company or underlying collateral in distress.

The Recovery Rating scale is based upon the expected relative recovery characteristics of an obligation upon the curing of a default, emergence from insolvency or following the liquidation or termination of the obligor or its associated collateral. For structured finance, Recovery Ratings are designed to estimate recoveries on a forward-looking basis while taking into account the time value of money.

Recovery Ratings are an ordinal scale and do not attempt to precisely predict a given level of recovery. As a guideline in developing the rating assessments, the agency employs broad theoretical recovery bands in its ratings approach based on historical averages, but actual recoveries for a given security may deviate materially from historical averages.

RR1: Outstanding recovery prospects given default. ‘RR1’ rated securities have characteristics consistent with securities historically recovering 91%-100% of current principal and related interest.

RR2: Superior recovery prospects given default. ‘RR2’ rated securities have characteristics consistent with securities historically recovering 71%-90% of current principal and related interest.

RR3: Good recovery prospects given default. ‘RR3’ rated securities have characteristics consistent with securities historically recovering 51%-70% of current principal and related interest.

RR4: Average recovery prospects given default. ‘RR4’ rated securities have characteristics consistent with securities historically recovering 31%-50% of current principal and related interest.

RR5: Below average recovery prospects given default. ‘RR5’ rated securities have characteristics consistent with securities historically recovering 11%-30% of current principal and related interest.

RR6: Poor recovery prospects given default. ‘RR6’ rated securities have characteristics consistent with securities historically recovering 0%-10% of current principal and related interest.

Short-Term Credit Ratings

A short-term issuer or obligation rating is based in all cases on the short-term vulnerability to default of the rated entity or security stream, and relates to the capacity to meet financial obligations in accordance with the documentation governing the relevant obligation. Short-Term Ratings are assigned to obligations whose initial maturity is viewed as “short term” based on market convention. Typically, this means up to 13 months for corporate, structured and sovereign obligations, and up to 36 months for obligations in US public finance markets.

F1: Highest short-term credit quality. Indicates the strongest intrinsic capacity for timely payment of financial commitments; may have an added “+” to denote any exceptionally strong credit feature.

F2: Good short-term credit quality. Good intrinsic capacity for timely payment of financial commitments.

F3: Fair short-term credit quality. The intrinsic capacity for timely payment of financial commitments is adequate.

B: Speculative short-term credit quality. Minimal capacity for timely payment of financial commitments, plus heightened vulnerability to near term adverse changes in financial and economic conditions.

C: High short-term default risk. Default is a real possibility.

RD: Restricted default. Indicates an entity that has defaulted on one or more of its financial commitments, although it continues to meet other financial obligations. Applicable to entity ratings only.

D: Default. Indicates a broad-based default event for an entity, or the default of a specific short-term obligation.

APPENDIX B

THRIVENT FINANCIAL FOR LUTHERANS and

THRIVENT ASSET MANAGEMENT, LLC

PROXY VOTING PROCESS AND POLICIES SUMMARY

•	RESPONSIBILITY TO VOTE PROXIES

Overview. Thrivent Financial for Lutherans and Thrivent Asset Management, LLC (“Thrivent Financial”) recognize and adhere to the principle that one of the privileges of owning stock in a company is the right to vote in the election of the company’s directors and on matters affecting certain important aspects of the company’s structure and operations that are submitted to shareholder vote. As an investment adviser with a fiduciary responsibility to its clients, Thrivent Financial analyzes the proxy statements of issuers whose stock is owned by the investment companies which it sponsors and serves as investment adviser (“Thrivent Funds”) and by institutional accounts who have requested that Thrivent Financial be involved in the proxy process.

Thrivent Financial has adopted Proxy Voting Policies and Procedures (“Policies and Procedures”) for the purpose of establishing formal policies and procedures for performing and documenting its fiduciary duty with regard to the voting of client proxies.

Fiduciary Considerations. It is the policy of Thrivent Financial that decisions with respect to proxy issues will be made in light of the anticipated impact of the issue on the desirability of investing in the portfolio company from the viewpoint of the particular client or Thrivent Fund. Proxies are voted solely in the interests of the client, Thrivent Fund shareholders or, where employee benefit plan assets are involved, in the interests of plan participants and beneficiaries. Thrivent Financial votes proxies, where possible to do so, in a manner consistent with its fiduciary obligations and responsibilities. Logistics involved may make it impossible at times, and at other times disadvantageous, to vote proxies in every instance.

Consideration Given Management Recommendations. One of the primary factors Thrivent Financial considers when determining the desirability of investing in a particular company is the quality and depth of its management. The Policies and Procedures were developed with the recognition that a company’s management is entrusted with the day-to-day operations of the company, as well as its long-term direction and strategic planning, subject to the oversight of the company’s board of directors. Accordingly, Thrivent Financial believes that the recommendation of management on most issues should be given weight in determining how proxy issues should be voted. However, the position of the company’s management will not be supported in any situation where it is found to be not in the best interests of the client, and Thrivent Financial reserves the right to vote contrary to management when it believes a particular proxy proposal may adversely affect the investment merits of owning stock in a portfolio company.

•	ADMINISTRATION OF POLICIES AND PROCEDURES

Thrivent Financial’s Brokerage Commission Committee (“Brokerage Committee”) is responsible for establishing positions with respect to corporate governance and other proxy issues, including those involving social responsibility issues. Annually, the Brokerage Committee reviews the proxy voting policies and procedures. As discussed below, Thrivent Financial portfolio management may, with the approval of the Brokerage Committee, vote proxies other than in accordance with the proxy voting policies and procedures.

•	HOW PROXIES ARE REVIEWED, PROCESSED AND VOTED

In order to facilitate the proxy voting process, Thrivent Financial has retained Institutional Shareholder Services Inc. (“ISS”), an expert in the proxy voting area. ISS specializes in providing a variety of fiduciary-level proxy advisory and voting services. These services include in-depth research, analysis, and voting recommendations as well as vote execution, reporting, auditing and consulting assistance for the handling of proxy voting responsibilities. While the Brokerage Committee relies upon ISS research in helping to establish Thrivent Financial’s proxy voting guidelines, Thrivent Financial may deviate from ISS recommendations on general policy issues or specific proxy proposals.

Summary of Thrivent Financial’s Voting Policies

Voting guidelines have been adopted by the Brokerage Committee for routine anti-takeover, executive compensation and corporate governance proposals, as well as other common shareholder proposals. The voting guidelines are available to shareholders upon request. The following is a summary of the significant Thrivent Financial policies:

Board Structure and Composition Issues – Thrivent Financial believes boards are expected to have a majority of directors independent of management. The independent directors are expected to organize much of the board’s work, even if the chief executive officer also serves as chairman of the board. Key committees (audit, compensation, and nominating/corporate governance) of the board are expected to be entirely independent of management. It is expected that boards will engage in critical self-evaluation of themselves and of individual members. Individual directors, in turn, are expected to devote significant amounts of time to their duties, to limit the number of directorships they accept, and to own a meaningful amount of stock in companies on whose boards they serve. As such, Thrivent Financial withholds votes for directors who miss more than one-fourth of the scheduled board meetings. Thrivent Financial votes against management efforts to stagger board member terms because a staggered board may act as a deterrent to takeover proposals. For the same reasons, Thrivent Financial votes for proposals that seek to fix the size of the board.

Executive and Director Compensation – Non-salary compensation remains one of the most sensitive and visible corporate governance issues. Although shareholders have little say about how much the CEO is paid in salary and bonus, they do have a major voice in approving stock option and incentive plans. Stock option plans transfer significant amounts of wealth from shareholders to employees, and in particular to executives and directors. Rightly, the cost of these plans must be in line with the anticipated benefits to shareholders. Clearly, reasonable limits must be set on dilution as well as administrative authority. In addition, shareholders must consider the necessity of the various pay programs and examine the appropriateness of award types. Consequently, the pros and cons of these proposals necessitate a case-by-case evaluation. Generally, Thrivent Financial opposes compensation packages that provide what we view as excessive awards to a few senior executives or that contain excessively dilutive stock option grants based on a number of criteria such as the costs associated with the plan, plan features, and dilution to shareholders.

Ratification of Auditors - Annual election of the outside accountants is standard practice. While it is recognized that the company is in the best position to evaluate the competence of the outside accountants, we believe that outside accountants must ultimately be accountable to shareholders. Given the rash of accounting irregularities that were not detected by audit panels or auditors, shareholder ratification is an essential step in restoring investor confidence. In line with this, Thrivent Financial votes for proposals to ratify auditors, unless an auditor has a financial interest in or association with the company, and is therefore not independent; or there is reason to believe that the independent auditor has rendered an opinion that is neither accurate nor indicative of the company’s financial position.

Mergers and Acquisitions, Anti-Takeover and Corporate Governance Issues - Thrivent Financial votes on mergers and acquisitions on a case-by-case basis, taking the following into account: anticipated financial and operating benefits; offer price (cost vs. premium); prospects of the combined companies; how the deal was negotiated; the opinion of the financial advisor; potential conflicts of interest between management’s interests and shareholders’ interests; and changes in corporate governance and their impact on shareholder rights. Thrivent Financial generally opposes anti-takeover measures since they adversely impact shareholder rights. Also, Thrivent Financial will consider the dilutive impact to shareholders and the effect on shareholder rights when voting on corporate governance proposals.

Social, Environmental and Corporate Responsibility Issues - In addition to moral and ethical considerations intrinsic to many of these proposals, Thrivent Financial recognizes their potential for impact on the economic performance of the company. Thrivent Financial balances these considerations carefully. On proposals which are primarily social, moral or ethical, Thrivent Financial believes it is impossible to vote in a manner that would accurately reflect the views of the beneficial owners of the portfolios that it manages. As such, on these items Thrivent Financial abstains. When voting on matters with apparent economic or operational impacts on the company, Thrivent Financial realizes that the precise economic effect of such proposals is often unclear. Where this is the case, Thrivent Financial relies on management’s assessment, and generally votes with company management.

Shareblocking - Shareblocking is the practice in certain foreign countries of “freezing” shares for trading purposes in order to vote proxies relating to those shares. In markets where shareblocking applies, the custodian or sub-custodian automatically freezes shares prior to a shareholder meeting once a proxy has been voted. Shareblocking typically takes place between one and fifteen (15) days before the shareholder meeting, depending on the market. In markets where shareblocking applies, there is a potential for a pending trade to fail if trade settlement takes place during the blocking period. Thrivent Financial generally abstains from voting shares in shareblocking countries unless the matter has compelling economic consequences that outweigh the loss of liquidity in the blocked shares.

Meeting Notification

Thrivent Financial utilizes ISS’ voting agent services to notify us of upcoming shareholder meetings for portfolio companies held in client accounts and to transmit votes on behalf of our clients. ISS tracks and reconciles Thrivent Financial holdings against incoming proxy ballots. If ballots do not arrive on time, ISS procures them from the appropriate custodian or proxy distribution agent. Meeting and record date information is updated daily in ProxyExchange, ISS’ web-based application. ISS is also responsible for maintaining copies of all proxy statements received by issuers and to promptly provide such materials to Thrivent Financial upon request.

Vote Determination

ISS provides comprehensive summaries of proxy proposals, publications discussing key proxy voting issues, and specific vote recommendations regarding portfolio company proxies to assist in the proxy research process. Upon request, portfolio managers may receive any or all of the above-mentioned research materials to assist in the vote determination process. The final authority and responsibility for proxy voting decisions remains with Thrivent Financial. Decisions with respect to proxy matters are made primarily in light of the anticipated impact of the issue on the desirability of investing in the company from the viewpoint of our clients.

Portfolio managers, executive officers, and directors (or persons holding equivalent positions) of Thrivent Financial and its affiliates may on any particular proxy vote request to diverge from Policies and Procedures. In such cases, the person requesting to diverge from the Policies and Procedures is required to document in writing the rationale for their vote and submit all written documentation to the Brokerage Committee for review and approval. In determining whether to approve any particular request, the Brokerage Committee will determine that the request is not influenced by any conflict of interest and is in the best interests of its clients.

Monitoring and Resolving Conflicts of Interest

The Brokerage Committee is responsible for monitoring and resolving possible material conflicts between the interests of Thrivent Financial and those of its clients with respect to proxy voting.

Application of the Thrivent Financial guidelines to vote client proxies should in most instances adequately address any possible conflicts of interest since the voting guidelines are pre-determined by the Brokerage Committee using recommendations from ISS.

However, for proxy votes inconsistent with Thrivent Financial guidelines, Investment Operations gathers the documentation with respect to the portfolio manager’s voting rationale and brings it to the Brokerage Committee for review for possible conflicts of interest. The Brokerage Committee assesses whether any business or other relationships between Thrivent Financial and a portfolio company could have influenced an inconsistent vote on that company’s proxy.

Securities Lending

Thrivent Financial will generally not vote nor seek to recall in order to vote shares on loan, unless it determines that a vote is particularly significant. Seeking to recall securities in order to vote them even in these limited circumstances may nevertheless not result in Thrivent Financial voting the shares because the securities are unable to be recalled in time from the party with custody of the securities, or for other reasons beyond Thrivent Financial’s control.

•	REPORTING AND RECORD RETENTION

Proxy statements and solicitation materials received from issuers (other than those which are available on the SEC’s EDGAR database) are kept by ISS in its capacity as voting agent and are available upon request. Thrivent Financial retains documentation on shares voted differently than the Thrivent Financial voting guidelines, and any document which is material to a proxy voting decision such as the Thrivent Financial voting guidelines and the Brokerage Committee meeting materials. In addition, all SEC filings with regard to proxy voting, such as Form N-PX, will be kept. All proxy voting materials and supporting documentation are retained for five years.

ISS provides Vote Summary Reports for each Thrivent Fund. The report specifies the company, ticker, cusip, meeting dates, proxy proposals, and votes which have been cast for the Thrivent Fund during the period, the position taken with respect to each issue and whether the fund voted with or against company management. Information on how each Thrivent Fund voted proxies during the most recent 12-month period ending June 30 is available at the Thrivent Financial web site or the SEC web site

PART C

ITEM 28.	EXHIBITS

(a)(1)	Declaration of Trust, effective as of August 5, 2004 (1)

(a)(2)	Amendment No. 1 to the Declaration of Trust*

(b)(1)	By-Laws (1)

(b)(2)	Amended and Restated By-Laws*

(c)	None.

(d)(1)	Investment Advisory Agreement between Thrivent Financial Securities Lending Trust and Thrivent Financial for Lutherans (1)

(d)(2)	Amendment No. 1 to Investment Advisory Agreement*

(e)	Not Applicable.

(f)	Not Applicable.

(g)(1)	Custodian Agreement between Thrivent Financial Securities Lending Trust and State Street Bank and Trust Company. (1)

(g)(2)	Amendment to Appendix A of the Master Custodian Agreement (*)

(h)(1)	Administration Contract between Thrivent Financial Securities Lending Trust and Thrivent Financial for Lutherans (2)

(h)(2)	Amendment No. 1 to Administration Contract (3)

(h)(3)	Amendment No. 2 to Administration Contract (4)

(h)(4)	Amendment No. 3 to Administration Contract (*)

(i)	Not Applicable.

(j)	Not Applicable.

(k)	Not Applicable.

(l)	None.

(m)	Not Applicable.

(n)	Not Applicable.

(o)	Not Applicable.

(p)(1)	Code of Ethics (Rule 17j-1) for Registrant (*)

(p)(2)	Code of Ethics for Registrant’s Principal Executive, Financial, and Accounting Officers (6)

(q)	Powers of Attorney*

(1)	Incorporated by reference from the initial registration statement of Registrant on Form N-1A, file no. 811-21622, filed on August 25, 2004.
(2)	Incorporated by reference from the registration statement of Registrant on Form N-1A, file no. 811-21622, filed on February 5, 2005.
(3)	Incorporated by reference from the registration statement of Registrant on Form N-1A, file no. 811-21622, filed on February 19, 2008.
(4)	Incorporated by reference from the registration statement of Registrant on Form N-1A, file no. 811-21622, filed on February 20, 2009.
(5)	Incorporated by reference from the registration statement of Registrant on Form N-1A, file no. 811-21622, filed on February 25, 2010.
(6)	Incorporated by reference from the registration statement of Registrant on Form N-1A, file no. 811-21622, filed on February 24, 2011.
*	Filed herewith

ITEM 29.	PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT

Registrant is a Massachusetts business trust organized on August 4, 2004. Registrant’s sponsor, Thrivent Financial for Lutherans (“Thrivent Financial”), is a fraternal benefit society organized under the laws of the State of Wisconsin and is owned by and operated for its members. It has no stockholders and is not subject to the control of any affiliated persons.

The following list shows the relationship of each wholly owned direct and indirect subsidiary to Thrivent Financial, except as indicated below. Financial statements of Thrivent Financial will be presented on a consolidated basis, except that the financial statements of One Rock Voltage Investors, LLC, One Rock Voltage Holdings Corp. and Dixie Electric, LLC, which are private companies, will not be consolidated into those of Thrivent Financial.

Thrivent Financial Entities	Primary Business	State of Organization
Thrivent Financial	Fraternal benefit society offering financial services and products	Wisconsin

Thrivent Financial Holdings, Inc.	Holding company with no independent operations	Delaware

Thrivent Trust Company	Federally chartered limited purpose trust bank	Federal Charter

Thrivent Investment Management Inc.	Broker-dealer and investment adviser	Delaware

Thrivent Asset Management, LLC[1]	Investment adviser	Delaware

North Meadows Investment Ltd.	Organized for the purpose of holding and investing in real estate	Wisconsin

Thrivent Financial Investor Services Inc.	Transfer agent	Pennsylvania

Thrivent Property & Casualty Insurance Agency, Inc.	Auto and homeowners insurance company	Minnesota

Thrivent Insurance Agency Inc.	Licensed life and health agency	Minnesota

Thrivent Life Insurance Company	Life insurance company	Minnesota

White Rose GP I, LLC[2]	General partner	Delaware

White Rose Fund I Mezzanine Direct, L.P.[3]	Private equity fund	Delaware

White Rose Fund I Equity Direct, L.P.[3]	Private equity fund	Delaware

White Rose Fund I Fund of Funds, L.P.[3]	Private equity fund	Delaware

Thrivent White Rose Fund GP II, LLC[2]	General partner	Delaware

Thrivent White Rose Fund II Mezzanine Direct, L.P.[3]	Private equity fund	Delaware

Thrivent White Rose Fund II Equity Direct, L.P.[3]	Private equity fund	Delaware

Thrivent White Rose Fund II Fund of Funds, L.P.[3]	Private equity fund	Delaware

Thrivent White Rose Fund GP III, LLC[2]	General Partner	Delaware

Thrivent White Rose Fund III Mezzanine Direct, L.P.[3]	Private equity fund	Delaware

Thrivent White Rose Fund III Equity Direct, L.P.[3]	Private equity fund	Delaware

Thrivent White Rose Fund III Fund of Funds, L.P.[3]	Private equity fund	Delaware

Thrivent White Rose Fund GP IV, LLC[2]	General partner	Delaware

Thrivent White Rose Fund IV Mezzanine Direct, L.P.[3]	Private equity fund	Delaware

Thrivent White Rose Fund IV Equity Direct, L.P.[3]	Private equity fund	Delaware

One Rock Voltage Investors, LLC[4]	Limited liability company with no independent operations	Delaware

One Rock Voltage Holdings Corp.[5]	Holding company with no independent operations	Delaware

Dixie Electric, LLC[6]	Electric company	Texas

Thrivent White Rose Fund IV Fund of Funds, L.P.[3]	Private equity fund	Delaware

Thrivent White Rose Fund GP V, LLC[2]	General partner	Delaware

Thrivent White Rose Fund V Mezzanine Direct, L.P.[3]	Private equity fund	Delaware

Thrivent White Rose Fund V Equity Direct, L.P.[3]	Private equity fund	Delaware

Thrivent White Rose Fund V Fund of Funds, L.P.[3]	Private equity fund	Delaware

Thrivent White Rose Fund GP VI, LLC[2]	General partner	Delaware

Thrivent White Rose Fund VI Mezzanine Direct, L.P.[3]	Private equity fund	Delaware

Thrivent White Rose Fund VI Equity Direct, L.P.[3]	Private equity fund	Delaware

Thrivent White Rose Fund VI Fund of Funds, L.P.[3]	Private equity fund	Delaware

SNI Holdco Inc.[7]	Holding company with no independent operations	Delaware

SNI Companies[8]	Professional staffing company	Delaware

Gold Ring Holdings, LLC	Investment subsidiary	Delaware

Twin Bridge Capital Partner, LLC[9]	Managing member	Delaware

[1]

Thrivent Asset Management, LLC (“TAM”) is a subsidiary of both Thrivent Investment Management Inc. (“TIMI”) and Thrivent Life Insurance Company (“TLIC”), both of which are wholly owned subsidiaries of Thrivent Financial. TIMI and TLIC own respectively 60% and 40% of TAM’s membership interests.

[2]	Thrivent Financial owns a majority interest in the limited liability company and is also its managing member.
[3]	The Fund is organized for the purpose of holding investments in Thrivent Financial’s general account.
[4]	A majority of its membership interests are owned by Thrivent White Rose Fund IV Equity Direct, L.P.
[5]	Wholly owned subsidiary of One Rock Voltage Investors, LLC
[6]	Approximately 90% of its membership interests are owned by One Rock Voltage Holdings Corp.
[7]	Majority-owned subsidiary of Thrivent Financial.
[8]	Wholly owned subsidiary of SNI Holdco Inc.
[9]	Thrivent Financial owns 49% of the managing member’s membership interests. Twin Bridge Capital Partners, LLC is the managing member of a general partner of limited partnerships.

ITEM 30.	INDEMNIFICATION

Under Article 5.3 of the Registrant’s Declaration of Trust, the Trust shall indemnify any indemnitee for covered expenses (expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by an indemnitee in connection with a covered proceeding) in any covered proceeding (any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to which an indemnitee is or was a party or is threatened to be made a party), whether or not there is an adjudication of liability as to such indemnitee, if a determination has been made that the indemnitee was not liable by reason of disabling conduct by (i) a final decision of the court or other body before which the covered proceeding was brought; or (ii) in the absence of such decision, a reasonable determination, based on a review of the facts, by either (a) the vote of a majority of a quorum of Trustees who are neither “interested persons,” as defined in the 1940 Act, nor parties to the covered proceeding or (b) an independent legal counsel in a written opinion; provided that such Trustees or counsel, in reaching such determination, may need not presume the absence of disabling conduct on the part of the indemnitee by reason of the manner in which the covered proceeding was terminated.

Covered expenses incurred by an indemnitee in connection with a covered proceeding shall be advanced by the Trust to an indemnitee prior to the final disposition of a covered proceeding upon the request of the indemnitee for such advance and the undertaking by or on behalf of the indemnitee to repay the advance unless it is ultimately determined that the indemnitee is entitled to indemnification thereunder, but only if one or more of the following is the case: (i) the indemnitee shall provide a security for such undertaking; (ii) the Trust shall be insured against losses arising out of any lawful advances; or (iii) here shall have been a determination, based on a review of the readily available facts (as opposed to a fully trial-type inquiry) that there is a reason to believe that the indemnitee ultimately will be found entitled to indemnification by either independent legal counsel in a written opinion or by the vote of a majority of a quorum of trustee who are neither “interested persons” as defined in the 1940 Act, nor parties to the covered proceeding.

ITEM 31.	BUSINESS AND OTHER CONNECTIONS OF THE INVESTMENT ADVISER

See “Management of the Trust” in Part B. Information as to the directors and officers of the Adviser is included in its Form ADV filed with the SEC and is incorporated herein by reference thereto.

ITEM 32.	PRINCIPAL UNDERWRITERS

Not Applicable.

ITEM 33.	LOCATION OF ACCOUNTS AND RECORDS

The accounts, books and other documents required to be maintained by Registrant pursuant to Section 31(a) of the Investment Company Act of 1940 and the rules promulgated thereunder are in the possession of Registrant (either at its Minneapolis, Minnesota or Appleton, Wisconsin office), the Registrant’s custodian State Street Bank and Trust Company (located in Boston, Massachusetts) or the Registrant’s transfer agent DST Systems, Inc. (located in Kansas City, Missouri). The relevant addresses are 625 Fourth Ave. S., Minneapolis, MN 55415; 4321 N. Ballard Rd., Appleton, WI 54919; 225 Franklin St., Boston, MA 02110; and 210 W. 10th St., Kansas City, MO 64105.

ITEM 34.	MANAGEMENT SERVICES

None.

ITEM 35.	UNDERTAKINGS

Not Applicable.

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant, Thrivent Cash Management Trust, has duly caused this Registration Statement to be signed on its behalf by the undersigned, duly authorized, in the City of Minneapolis and State of Minnesota on the 28 day of February, 2013.

THRIVENT CASH MANAGEMENT TRUST

By:	/s/ Rebecca A. Paulzine
Rebecca A. Paulzine, Assistant Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the 28 day of February, 2013.

Signature	Title

/s/ Russell W. Swansen	President (Principal Executive Officer)
Russell W. Swansen

/s/ Gerard V. Vaillancourt	Treasurer (Principal Financial and Accounting Officer)
Gerard V. Vaillancourt

*	Trustee
Janice B. Case

*	Trustee
Richard L. Gady

*	Trustee
Richard A. Hauser

*	Trustee
Marc S. Joseph

*	Trustee
Paul R. Laubscher

*	Trustee
James A. Nussle

*	Trustee
Douglas D. Sims

*	Trustee
Constance L. Souders

*	Rebecca A. Paulzine, by signing his name hereto, does hereby sign this document on behalf of each of the above-named Trustees of Thrivent Cash Management Trust pursuant to the powers of attorney duly executed by such persons.

Dated: February 28, 2013	/s/ Rebecca A. Paulzine
Rebecca A. Paulzine
Attorney-in-Fact

Index to Exhibits

(a)(2)	Amendment No. 1 to the Declaration of Trust

(b)(2)	Amendment and Restated By-Laws

(d)(2)	Amendment No. 1 to Investment Advisory Agreement

(g)(2)	Amendment to Appendix A of the Master Custodian Agreement

(h)(4)	Amendment No. 3 to Administration Contract

(p)(1)	Code of Ethics (Rule 17j-1) for Registrant

(q)	Powers of Attorney